Exhibit 10.4

LEASE

BETWEEN

REPLIGEN CORPORATION, AS TENANT

AND

WEST SEYON LLC, AS LANDLORD

35 SEYON STREET, WALTHAM, MASSACHUSETTS

The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

(i)

7.5	Other Services	24
7.6	Interruption of Service	25

ARTICLE 8	REAL ESTATE TAXES	26
8.1	Payments on Account of Real Estate Taxes	26
8.2	Abatement	28

ARTICLE 9	OPERATING AND UTILITY EXPENSES	28
9.1	Definitions	28
9.2	Tenant’s Payment of Operating Expenses	29
9.3	Utility Payments	30

ARTICLE 10	INDEMNITY AND PUBLIC LIABILITY INSURANCE	30
10.1	Tenant’s Indemnity	30
10.2	Tenant Insurance	30
10.3	Tenant’s Risk	31
10.4	Waiver of Subrogation	32

ARTICLE 11	FIRE, EMINENT DOMAIN, ETC.	32
11.1	Landlord’s Right of Termination	32
11.2	Restoration; Tenant’s Right of Termination	32
11.3	Landlord’s Insurance	33
11.4	Abatement of Rent	33
11.5	Condemnation Award	33

ARTICLE 12	HOLDING OVER; SURRENDER	34
12.1	Holding Over	34
12.2	Surrender of Premises	34

ARTICLE 13	RIGHTS OF MORTGAGEES; TRANSFER OF TITLE	35
13.1	Rights of Mortgagees	35
13.2	Assignment of Rents and Transfer of Title	35
13.3	Notice to Mortgagee	36

ARTICLE 14	DEFAULT; REMEDIES	36
14.1	Tenant’s Default	36
14.2	Landlord’s Remedies	40
14.3	Additional Rent	41
14.4	Remedying Defaults	41
14.5	Remedies Cumulative	41
14.6	Enforcement Costs	42
14.7	Waiver	42
14.8	Security Deposit	42
14.9	Landlord’s Default	44

(ii)

ARTICLE 15	MISCELLANEOUS PROVISIONS	44
15.1	Rights of Access	44
15.2	Covenant of Quiet Enjoyment	45
15.3	Landlord’s Liability	45
15.4	Estoppel Certificate	46
15.5	Brokerage	46
15.6	Rules and Regulations	46
15.7	Invalidity of Particular Provisions	46
15.8	Provisions Binding, Etc.	46
15.9	Recording	47
15.10	Notice	47
15.11	When Lease Becomes Binding; Entire Agreement; Modification	47
15.12	Paragraph Headings and Interpretation of Sections	48
15.13	Dispute Resolution	48
15.14	Waiver of Jury Trial	48
15.15	Time Is of the Essence	48
15.16	Multiple Counterparts	48
15.17	Governing Law	48

EXHIBIT A	Location Plan of Premises
EXHIBIT B	Site Plan of Building
EXHIBIT C	Commencement Date Letter
EXHIBIT D	Operating Expenses
EXHIBIT E	Rules and Regulations of Building
EXHIBIT F	Parking Areas
EXHIBIT G	Base Building Plans
EXHIBIT H	Form Letter of Credit
EXHIBIT I	Tenant’s Approved Hazardous Materials
EXHIBIT J	Notice of Lease
EXHIBIT K	Alterations to be Retained by Tenant
EXHIBIT L	Environmental Reports
EXHIBIT M	Tenant’s Exterior Signage
EXHIBIT N	Tenant’s Layout Plan

(iii)

L  E  A  S  E

THIS LEASE is dated as of October 10, 2001, between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1

BASIC DATA; DEFINITIONS

1.1    Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: West Seyon LLC, a Delaware limited liability company

Landlord’s Address: c/o Saracen Development, 7 Wells Avenue, Newton, MA 02459

Tenant: Repligen Corporation, a Delaware Corporation

Tenant’s Address: Prior to the Commencement Date, 117 Fourth Avenue, Needham, Massachusetts, 02494, and from and after the Commencement Date, at the Premises.

Guarantor: N/A

Property: The land located in Waltham, Massachusetts on the west side of Seyon Street, together with the Building and other improvements thereon, along with the South Parking Lot, constituting a portion of the mixed-use complex known as iPark, all as shown on the site plan attached hereto as Exhibit B.

Property Rentable Area: Agreed to be 600,000 square feet.

Building: The one-story building commonly known and numbered as 35 Seyon Street, shown on the site plan attached hereto as Exhibit B.

Building Rentable Area: Agreed to be 250,000 square feet.

Premises: The portion of the Building shown on the location plan attached hereto as Exhibit A.

Premises Rentable Area: Agreed to be 24,468 square feet.

Basic Rent: The Basic Rent is as follows:

RENTAL PERIOD	ANNUAL BASIC RENT	MONTHLY PAYMENT
From the Rent Commencement Date through the end of Lease Year 2	$330,318.00	$27,526.50
Lease Years 3 through 5	$379,254.00	$31,604.50
Lease Years 6 through 7	$403,722.00	$33,643.50
Lease Years 8 through 10	$428,190.00	$35,682.50

Tenant’s Proportionate Share: 4.1% (which is based on the ratio of (a) Premises Rentable Area to (b) Property Rentable Area).

Security Deposit: $ 500,000.00, to be held, reduced and disposed of as provided in Section 14.8.

Rent Commencement Date: One hundred twenty days after the Commencement Date.

Term: The period of time commencing on the Commencement Date and expiring at the close of the day immediately preceding the tenth anniversary of the Rent Commencement Date, except that if the Rent Commencement Date is other than the first day of a calendar month, the expiration of the Term shall be at the close of the last day of the calendar month in which such anniversary falls. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

Initial General Liability Insurance: $3,000,000 per occurrence/$5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

Permitted Uses: Executive and general offices, and laboratory and manufacturing space in connection with Tenant’s business.

Landlord’s Contribution: $100,000.00 to be used by Tenant for interior improvements to the Premises. Landlord shall also contribute the lesser of (i) $10,000.00, or (ii) the cost for Tenant to perform the slab preparation being requested by Resicon USA.

Landlord’s Construction Representative: Joseph Mazzola

Tenant’s Construction Representative: H. Randolph Lewis, AIA of Olson, Lewis & Dioli Architects and Planners, Inc.

Tenant’s Estimated Contribution: $1,400,000.00

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1.2    Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance: As defined in Section 14.1.

Adequate Assurance of Future Performance: As defined in Section 14.1.

Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Alterations: As defined in Section 5.2.

Bankruptcy Code: As defined in Section 14.1.

Base Building Plans: As defined in Section 4.1.

Base Building Work: As defined in Section 4.1.

Base Building Substantial Completion Date: As defined in Section 4.1.

Basic Rent: As defined in Section 1.1.

Broker: Landlord’s Broker and Tenant’s Broker.

Building: As defined in Section 1.1.

Building Rentable Area: As defined in Section 1.1.

Business Day: All days except Saturdays, Sundays, New Year’s Day, Martin Luther King Day, Memorial Day, Presidents Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Common Facilities: As defined in Section 2.2.

Common Facilities Base Building Work: As defined in Section 4.1.

Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

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Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 2IE of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 et seq.

Escalation Charges: The Additional Rent arising pursuant to Article 8 and Article 9 of this Lease.

Essential Services: As defined in Section 7.6.

Event of Bankruptcy: As defined in Section 14.1.

Event of Default: As defined in Section 14.1.

Force Majeure: Collectively and individually, strikes or other labor trouble (other than any such strikes or labor trouble caused by or arising as a result of Landlord’s labor practices at the Property), fire or other casualty, acts of God, govemmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Guarantor: As defined in Section 1.1.

Holder: As defined in Section 13.1.

Hazardous Materials: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

Initial General Liability Insurance: As defined in Section 1.1.

Land: The land that constitutes the Property.

Landlord: As defined in Section 1.1.

Landlord’s Broker: Insignia/ESG.

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Landlord’s Construction Representative: As defined in Section 1.1.

Landlord’s Contribution: As defined in Section 1.1.

Landlord’s Address: As defined in Section 1.1.

Lease Year: Means each period of one (1) year during the Term commencing on the Commencement Date or on any anniversary thereof, except that the first Lease Year shall consist of the period from the Commencement Date to the Rent Commencement Date, and any remaining partial calendar month following the Rent Commencement Date, and the succeeding twelve (12) full calendar months, and each succeeding Lease Year shall consist of each succeeding twelve (12) month period thereafter.

Management Fee: $.70 per rentable square foot.

Mortgage: As defined in Section 13.1.

Operating Expenses: As defined in Section 9.1.

Operating Year: As defined in Section 9.1.

Permitted Uses: As defined in Section 1.1.

Plans: As defined in Section 4.2.

Premises: As defined in Section 1.1.

Premises Base Building Work: As defined in Section 4.1.

Premises Rentable Area: As defined in Section 1.1.

Property: As defined in Section 1.1.

Recapture Date: As defined in Section 6.4.

Rent Commencement Date: As defined in Section 1.1.

Rules and Regulations : As defined in Section 2.2.

Security Deposit: As defined in Section 1.1.

Service Interruption: As defined in Section 7.6.

Substantial Completion Date: As defined in Section 4.2.

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Successor: As defined in Section 13.1.

Taxes: As defined in Section 8.1.

Tax Year: As defined in Section 8.1.

Tenant: As defined in Section 1.1.

Tenant’s Address: As defined in Section 1.1.

Tenant’s Broker: Insignia/ESG

Tenant’s Building Proportionate Share: As defined in Section 1.1.

Tenant’s Construction Representative: As defined in Section 1.1.

Tenant’s Delay: As defined in Section 4.4.

Tenant’s Plans: As defined in Section 4.2.

Tenant’s Property Proportionate Share: As defined in Section 1.1.

Tenant’s Removable Property: As defined in Section 5.2.

Tenant’s Work: As defined in Section 4.2.

Term: As defined in Section 1.1.

1.3    Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A - Location Plan of the Premises

Exhibit B - Site Plan of Buildings

Exhibit C - Commencement Date Letter

Exhibit D - Operating Expenses

Exhibit E - Rules and Regulations

Exhibit F – Parking Areas

Exhibit G – Base Building Plans

Exhibit H – Form Letter of Credit

Exhibit I – Tenant’s Approved Hazardous Materials

Exhibit J – Notice of Lease

Exhibit K – Alterations to be Retained by Tenant

Exhibit L - Environmental Reports

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Exhibit M – Tenant’s Exterior Signage

Exhibit N – Tenant’s Layout Plan

ARTICLE 2

PREMISES AND APPURTENANT RIGHTS

2.1    Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

2.2    Appurtenant Rights and Reservations.

(a)    Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, public or common lobbies, restrooms, hallways, stairways, elevators and walkways within the Building, as well as the access roads, driveways, parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building (the “Common Facilities”); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.7 (the “Rules and Regulations”) and to the right of Landlord to designate and change from time to time areas and facilities so to be used, provided Tenant always has at least one reasonable means of access to the Premises.

(b)    Excepted and excluded from the Premises and the Common Facilities are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner and location as to reduce to a minimum interference with Tenant’s use of the Premises and provided such placement shall not reduce the usable area of the Premises) utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may reasonably require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease.

2.3    Tenant’s Parking Areas. Tenant shall have the right to use, subject to the Rules and Regulations and on a non-exclusive, unreserved basis, sixty (60) parking spaces in the parking area shown on the plan attached hereto as Exhibit F (the “Parking Area”). Landlord shall have the right to install a key-card or other system of identification limiting access to the parking areas on the Property, and Tenant shall be issued key-cards for Tenant’s parking spaces at Landlord’s cost. Tenant shall be responsible to return to Landlord all key-cards for Tenant’s parking spaces at the expiration or earlier termination of the Term. In the event Tenant exercises the right to lease the Space under Section 2.5 below, Tenant shall be provided with an additional twelve (12) parking spaces in the Parking Area.

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2.4    Option to Extend.

(a)    Provided that, at the time of each such exercise, (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of an Extended Term), Tenant shall have the right and option to extend the Term of this Lease for two (2) extended terms (collectively, the “Extended Terms”) of five (5) years each by giving written notice to Landlord not later that twelve (12) months (nor earlier than eighteen (18) months) prior to the expiration date of the Term then in effect. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the applicable Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Term then in effect, and Tenant shall have no further option to extend the Term of this Lease. Each Extended Term shall commence on the date immediately succeeding the expiration date of the original Term of the preceding Extended Term, as the case may be, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (i) during the second Extended Term, Tenant shall have no further option to extend the Term, and (ii) the Basic rent for the Extended Terms shall be the Fair Market Rental Value of the Premises as of the commencement of the Extended Term in question, taking into account all relevant factors, determined pursuant to paragraph (b), but in no event shall the Basic Rent for the Extended Term be less than the Basic Rent at the expiration of the original or Extended Term immediately preceding the commencement of the Extended Term in question.

(b)    Within thirty (30) days after receiving Tenant’s notice extending the Term of this Lease pursuant to paragraph (a) above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value of the Premises for the upcoming Extended Term based upon rents being paid by tenants entering into leases for comparable space similar in size, build-out, amenities and term in the Waltham area, not including the value of any improvements made to the Premises by Tenant at Tenant’s sole cost and expense. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then Tenant may rescind its exercise of the option to extend by written notice delivered to Landlord within ten (10) days after the expiration of such thirty (30)-day period. If Tenant does not so exercise its right to rescind, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiation party’s arbitrator within ten (10) days after the expiration of such ten (10)-day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall

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not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS/ENDISPUTE, or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. Within fifteen (15) days after the appointment of the third arbitrator, the three arbitrators shall determine the Fair Market Rental Value of the Premises and give notice thereof to the parties hereto, and the arbitrators’ determination shall be binding upon the parties. All arbitrators shall be appraisers or other qualified real estate professionals who are independent from the parties who have had at least ten (10) years commercial real estate experience in the greater Boston area. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties.

2.5    Right of First Offer.

(a)    Tenant shall have a “Right of First Offer” to lease the five thousand (5,000) square feet of space that is contiguous to the Premises as shown on Exhibit A (the “Space”) such right to apply during the period from the date of this Lease through the first anniversary of the Rent Commencement Date (the “Right of First Offer Period”).

(b)    Landlord will notify Tenant during Right of First Offer Period of its plans to lease any portion of the Space to any unrelated third party (“Landlord’s Notice”). Landlord’s Notice shall specify the square footage of the Space available and its location, and the date of availability. The Space shall be leased to Tenant on the same terms and conditions as contained in this Lease. Tenant will notify Landlord within seven (7) Business Days of Landlord’s notice if Tenant wishes to lease such Space from Landlord on such terms and conditions. If Tenant notifies Landlord that it wishes to lease the Space, Landlord and Tenant shall execute an amendment to this Lease (incorporating therein the terms contained in Landlord’s notice and the other terms and conditions contained in this Lease) within seven (7) Business Days. If Tenant fails to notify Landlord within said seven (7) Business Day period that Tenant intends to lease such Space, or if Landlord and Tenant fail, using commercially reasonable efforts, to execute a lease agreement for such Space within seven (7) Business Days of Tenant’s notice of intent to Landlord, Landlord shall be entitled to lease such space to any third party on such terms and conditions and for such rent as Landlord determines in its sole discretion. If Tenant fails to notify Landlord that Tenant intends to lease such Space and Landlord does not execute a lease for the Space on the terms contained in Landlord Notice, Tenant’s Right of First Offer shall continue to apply to any further proposals to lease the Space during the Right of First Offer Period only.

(c)    Notwithstanding any contrary provision of this Section 2.5 or any other provision of this Lease, any Right of First Offer and any exercise by Tenant of any Right of First

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Offer shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Right of First Offer and on the commencement date of the lease agreement for such Space (i) this Lease is in full force and effect and (ii) no Event of Default has occurred under this Lease which remains continuing and uncured, and (iii) the Tenant named herein is occupying the entire Premises for the conduct of its business.

ARTICLE 3

BASIC RENT

3.1    Payment.

(a)    Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, without offset, abatement (except as provided in Section 11.4), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord’s Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any regularly scheduled payment of Additional Rent is not paid within five (5) days of when due, Tenant shall pay, in addition to any charges under Section 14.4, at Landlord’s request an administrative fee equal to 5% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b)    Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs.

ARTICLE 4

COMMENCEMENT AND CONDITION

4.1    Base Building Work; Commencement Date.

(a)    Landlord has prepared plans and specifications (the “Base Building Plans”) for the work to be performed by Landlord in the Premises (the “Premises Base Building Work”) and to the Common Facilities (the “Common Facilities Base Building Work”) in the Building prior to Tenant’s occupancy (collectively, the “Base Building Work”) a copy of which plans are attached hereto as Exhibit G. Landlord agrees to commence the Base Building Work promptly after execution of this Lease. The Base Building Work shall be deemed substantially completed on the first day as of which Landlord’s architect delivers a certificate of substantial

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completion to both Landlord and Tenant, indicating that the Base Building Work has been completed in accordance with the Base Building Plans, except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant commences Tenant’s Work with minimum interference with Tenant’s ability to proceed with Tenant’s Work (i.e., so-called “Base Building Punch List” items) and Tenant has been given notice thereof. Such date is hereinafter called the “Premises Base Building Substantial Completion Date,” and the “Common Facilities Base Building Substantial Completion Date,” respectively (collectively, the “Base Building Substantial Completion Date”). Landlord agrees to use commercially reasonable efforts to complete the Premises Base Building Work by December 1, 2001 and the Common Facilities Base Building Work by March 1, 2002. Such work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, regulations and ordinances. Tenant and/or its designated representative shall have the right to enter the Premises and inspect the performance of such work on a regular basis. Landlord shall keep Tenant apprised of the status of construction of the Base Building Work and shall endeavor to give Tenant at least twenty (20) days’ advance notice of the date on which Landlord expects to substantially complete the Premises Base Building Work and the Common Facilities Base Building Work. Following Tenant’s receipt of such notices of the applicable Base Building Substantial Completion Date, Tenant shall have the right to inspect the Premises. If such inspection reveals that the Base Building Work has not been completed in accordance herewith, Landlord and Tenant shall identify those items that remain to be completed or repaired on a punch list. Landlord shall complete all Base Building Punch List items within thirty (30) days, and Tenant shall afford Landlord access to the Premises for such purposes. If, in Landlord’s commercially reasonable judgment, any items contained on the Base Building Punch List would delay or materially interfere with Tenant’s ability to perform Tenant’s Work, the Base Building Substantial Completion Date shall be delayed until such item(s) is/are completed.

(b)    The “Commencement Date” shall be the later to occur of (i) December 1, 2001, or (ii) the Premises Base Building Substantial Completion Date. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver a letter designating the Commencement Date substantially in the form attached hereto as Exhibit C, but the failure by either party to execute and deliver such a letter shall have no effect on the Commencement Date, as hereinabove determined.

4.2    Tenant’s Work.

(a)     Tenant is currently preparing plans and specifications for the layout of the Premises (such plans and specifications are collectively referred to as the “Layout Plan”) and architectural and mechanical, electrical and plumbing engineering plans and specifications for the Premises. Such plans and specifications, when fully complete and approved by Landlord, are hereinafter called “Tenant’s Plans.” Landlord shall not unreasonably withhold or delay its approval of the Tenant’s Plans or any components thereof. Landlord shall approve or disapprove Tenant’s Plans within five (5) Business Days after submission of such Plans by Tenant to Landlord. Any disapproval shall be accompanied by a reasonably specific statement of reasons

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therefore. Landlord shall cooperate with Tenant in Tenant’s efforts to address Landlord’s basis for such disapproval. In the event of such disapproval, Tenant shall promptly cause the Tenant’s Plans to be revised in a manner sufficient to remedy the Landlord’s reasonable objections and/or respond to the Landlord’s concerns and shall deliver such revised plans to Landlord, and Landlord shall either approve (which approval shall not be unreasonably withheld, conditioned or delayed) or disapprove Tenant’s revised plans (such disapproval to be on a reasonable basis) within five (5) Business Days following the date of submission. The work specified in Tenant’s Plans shall be called “Tenant’s Work.” Tenant estimates that it will expend the amount set forth in Section 1.1 hereof (“Tenant’s Estimated Contribution”) in the completion of Tenant’s Work. Tenant’s Plans shall be stamped by a Massachusetts-registered architect and engineer, such architect and engineer being subject to Landlord’s reasonable approval. Tenant covenants that the improvements shown on Tenant’s Plans, if constructed in accordance with such Plans, shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and the requirements of the Rules and Regulations, and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction. Landlord shall cooperate with Tenant in obtaining, at Tenants’ sole cost and expense, all permits and approvals necessary for Tenant to perform Tenant’s Work. In the event a governmental authority will not issue a permanent certificate of occupancy for the Premises or such authority orders Tenant to stop the performance of Tenant’s Work, in whole or in part, due to a deficiency or defect in the Base Building Work or any other defect or deficiency in the Building, the Rent Commencement Date shall be delayed one (1) day for each day of delay until such defect or deficiency is remedied by Landlord, at its cost, and approved by the governmental authority.

(b)    From and after the earlier to occur of (i) the Premises Base Building Substantial Completion Date, or (ii) November 15, 2001, Tenant shall have access to the Premises and to the Building for purposes of performing Tenant’s Work. In no event, shall a Tenant Delay (as defined in Section 4.4) delay the Rent Commencement Date. Tenant’s Work shall be completed in accordance with the requirements set forth in the Rules and Regulations. Landlord shall reimburse Tenant for the costs incurred by Tenant with respect to the performance of Tenant’s Work (the “Cost of Tenant’s Work”) up to the amount of Landlord’s Contribution. Tenant shall be entirely responsible for any excess. Landlord’s Contribution shall be payable by Landlord to Tenant upon written requisition to Landlord in monthly installments, as provided below, according to reasonable construction disbursement procedures and as Tenant’s Work progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty (30) days, for such disbursement, which shall be accompanied by: (i) invoices for Tenant’s Work covered by any previous requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and (iii) a certificate signed by the Tenant’s architect certifying that Tenant’s Work represented by the aforementioned invoices has been completed substantially in accordance with Tenant’s Plans. Landlord shall pay each required installment within thirty (30) days of receiving the materials enumerated in the previous sentence.

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4.3    Condition; Landlord’s Warranty. Landlord represents and warrants (“Landlord’s Warranty”) that the Base Building Work shall be free from material defects in workmanship and materials for a period of one (1) year (the “Warranty Period”) from the Commencement Date. Landlord’s Warranty shall not apply to any defects in workmanship or materials that arise due to the negligence or willful misconduct of Tenant, it’s agents, employees, contractors, invitees or sublessees. During the Warranty Period, Landlord agrees to promptly replace and/or repair, at its expense, items of the Base Building Work which do not conform to the Base Building Plans, or which are defective. Except for the Base Building Work, any warranties that Landlord may receive (which landlord shall make available to Tenant), or which Landlord may provide pursuant hereto, the Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord. Tenant acknowledges that it has inspected the Premises and Common Facilities and, except for the Base Building Work, has found the same satisfactory.

4.4    Rent Credit.

(a)    Subject to Tenant Delay (as defined below) and Force Majeure, if Landlord shall have failed to substantially complete the Premises Base Building Work by December 15, 2001 (the “Premises Rent Credit Commencement Date”) and if such failure materially interferes with or prohibits Tenant from performing Tenant’s Work, or from obtaining any permits or approvals necessary for performing or completing Tenant’s Work, Tenant shall receive a credit equal to one (1) days’ worth of Basic Rent for each day beyond the Premises Rent Credit Commencement Date that substantial completion of the Premises Base Building Work is delayed. Subject to Tenant Delay and Force Majeure, if Landlord shall have failed to substantially complete the Premises Base Building Work by January 1, 2002 and if such failure materially interferes with or prohibits Tenant from performing Tenant’s Work, or from obtaining any permits or approvals necessary for performing or completing Tenant’s Work, Tenant shall receive a credit equal to two (2) days’ worth of Basic Rent for each day beyond January 1, 2002 that substantial completion of the Premises Base Building Work is delayed. For purposes of this Lease, “Tenant Delay” shall mean (i) any request by Tenant that Landlord delay in the commencement or completion of the Premises Base Building Work, or the Common Facilities Base Building Work, as applicable, for any reason; (ii) any delay in the Base Building Substantial Completion Date caused by Tenant’s contractors, agents and employee’s interference with Landlord and Landlord’s contractor’s, agents, and employees; or (iii) any other act or omission of Tenant or its officers, agents, servants or contractors which causes a delay in the Premises Base Building Work, or the Common Facilities Base Building Work, as applicable. If a delay shall occur in the Base Building Work as a result of Tenant Delay, then Tenant shall, within thirty (30) days after determination of the Rent Commencement Date, and only to the extent that such amount exceeds the rent credit, if any, due to Tenant, pay to Landlord for each day of Tenant’s Delay the amount of Basic Rent, Additional Rent and other charges that would

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have been payable hereunder had Tenant’s Delay not occurred to the extent that such Tenant Delay caused the Rent Commencement Date to be later than the date such date would have occurred had such Tenant Delay not occurred. Landlord shall give Tenant written notice of a Tenant Delay under clauses (ii) and (iii) above within twenty-four (24) hours after Landlord learns of such Tenant Delay. Subject to Tenant Delay and Force Majeure, if Landlord shall have failed to substantially complete the Premises Base Building Work on or before March 1, 2002, Tenant shall have the right to terminate the Lease by written notice to Landlord prior to March 15, 2002, whereupon this Lease shall terminate and be of no further force or effect thirty (30) days after the date of such notice unless Landlord shall have substantially completed the Premises Base Building Work prior to, or within such period.

(b)    Subject to Tenant Delay (as defined in Section 4.1(a) above) and Force Majeure, if Landlord shall have failed to substantially complete the Common Facilities Base Building Work by March 1, 2002 (the “Common Facilities Rent Credit Commencement Date”) and if such failure materially interferes with or prohibits Tenant from performing Tenant’s Work, or from obtaining any permits or approvals necessary for performing or completing Tenant’s Work, Tenant shall receive a credit equal to one (1) days’ worth of Basic Rent for each day beyond the Common Facilities Rent Credit Commencement Date that substantial completion of the Common Facilities Base Building Work is delayed. Subject to Tenant Delay and Force Majeure, if Landlord shall have failed to substantially complete the Common Facilities Base Building Work on or before April 1, 2002, Tenant shall have the right to terminate the Lease by written notice to Landlord prior to April 15, 2002, whereupon this Lease shall terminate and be of no further force or effect thirty (30) days after the date of such notice unless Landlord shall have substantially completed the Common Facilities Base Building Work prior to, or within such period.

ARTICLE 5

USE OF PREMISES

5.1    Permitted Use.

(a)    Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other use without Landlord’s express written consent.

(b)    Tenant agrees to conform to the following provisions during the Term of this Lease:

(i)    Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefore;

(ii)    Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to

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public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to sign standards for the Building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor’s elevator lobby) in which will be placed Tenant’s name (or any approved assignee’s name) and the location of the Premises in the Building. Notwithstanding the foregoing, Tenant shall have the right to place Tenant’s name on the Building or on a sign next to the Building, at Tenant’s sole cost and expense, provided Tenant obtains Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed and the consent of any applicable governmental authorities, and Tenant delivers to Landlord plans for installation of such sign, which shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby consents to Tenant’s exterior signage, as set forth in Exhibit M attached hereto and incorporated herein;

(iii)    Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

(iv)    Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including, without limitation, the Americans With Disabilities Act of 1990 and the regulations of the Massachusetts Architectural Access Board. Landlord warrants and represents that the Base Building Work will comply with the Title III of the Americans with Disabilities Act of 1990 and any regulations or accessibility guidelines promulgated thereunder and with any other federal, state or municipal laws, regulations or building codes concerning handicapped access (collectively, “Access Requirements”). To the extent that any alterations to the Building are required as a result of the Base Building Work, and are not due to Tenants’ use of the Premises or Tenant’s Work, in order to come into compliance with the Access Requirements, Landlord shall make such alterations. The costs thereof and any other costs of complying with any Access Requirements shall be borne by Landlord and shall not be included in Operating Expenses; and

(v)    Tenant shall not abandon the Premises. For purposes of the foregoing, the term “abandonment” shall mean vacating the Premises and failing to perform Tenant’s obligations hereunder.

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5.2    Installations and Alterations by Tenant.

(a)    Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, “Alterations”) in or to the Premises (including Tenant’s Work) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that if the Alterations affect or involve the Building’s electrical, plumbing or mechanical systems or any other Building systems, or the roof of the Building, and such Alterations affect other tenants of the Building or the Property, or the Common Facilities, then Landlord’s consent shall be granted or withheld in its sole discretion. Notwithstanding the foregoing, Tenant may, without the necessity of acquiring Landlord’s consent, perform non-structural Alterations that do not affect or involve the Building’s electrical, plumbing or mechanical systems or any other Building systems, or the roof of the Building, and such Alterations do not affect other tenants of the Building or the Property, or the Common Facilities, and do not exceed $20,000.00 in cost in each instance. Any Alterations shall be in accordance with the Rules and Regulations in effect with respect thereto and with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant’s sole cost and expense (subject to Landlord’s Contribution with respect to Tenant’s Work only); (iii) become part of the Premises and the property of Landlord, except for those items specified on Exhibit K attached hereto and incorporated herein; and (iv) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or unreasonably interfere with the construction or operation of the Building. At Landlord’s request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Except with respect to Tenant’s Work, Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys’, architects’, engineers’, and consultants’ fees, incurred by Landlord in connection with any request from Tenant pursuant to this Section 5.2. Notwithstanding the foregoing, Tenant has the right to install an acid neutralization tank (the “Tank”), as well as all associated piping, provided that such Tank and piping be not more than six (6) feet below the finished floor of the Building. Such installation shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and the provisions of this Section 5.2.

(b)    All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

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(c)    Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors. If any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors and a subsequent Statement of Account is recorded pursuant to M.G.L.c. 254, §8, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly within ten (10) days after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

(d)    In the course of any work being performed by Tenant (including, without limitation, the “field installation” of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

5.3    Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises (other than the Permitted Uses) during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefore by Landlord, as Additional Rent.

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5.4    Hazardous Materials.

(a)    Tenant shall have the right to use, store, handle, treat, transport, release or dispose of the Hazardous Materials set forth in Exhibit I hereto on or about the Premises or the Property to the extent necessary or desirable in connection with the Permitted Uses provided the same is done in compliance with all applicable Environmental Laws. Such exhibit is representative but not exclusive of the Hazardous Materials used on or about the Premises by Tenant.

(b)    Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant’s use of the Premises shall comply with all applicable Environmental Laws. To the extent required by any governmental authority or by Landlord, Tenant shall, within ten (10) Business Days of the written request therefore, disclose in writing to Landlord all Hazardous Materials that are being used by Tenant in the Premises at the time of such request, the nature of such use and the manner of storage and disposal. Without Landlord’s prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any constituents therein (unless such sampling or investigation is required by law, governmental authority, or in connection with a permit for Tenant’s operations in accordance with the Permitted Use, in which case, Tenant shall provide Landlord with fifteen (15) days’ prior written notice accompanied by Tenant’s proposed work plan, and Tenant shall deliver to Landlord a copy of the results of such sampling or investigation within ten (10) days after receipt by Tenant).

(c)    Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses (collectively, “Claims”) which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant’s agents, employees, contractors or invitees. The provisions of this paragraph (c) shall survive the expiration or earlier termination of this Lease.

(d)    Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware.

(e)    Tenant acknowledges that it has received copies of the environmental information listed on Exhibit L (“Environmental Reports”) from Landlord with respect to the Property. Except as set forth in the Environmental Reports, Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, there are no Hazardous Materials in, on, under or emanating from the Premises or the Property that require remediation under any

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Environmental Law. Landlord agrees to indemnify, defend, and save Tenant harmless from and against any Claims actually incurred by Tenant arising from any enforcement action, third party claim for bodily injury or property damage or remediation required by any Environmental Law with respect to any Hazardous Materials in, on, under or emanating from the Premises or the Property (except if and to the extent that Tenant is required to indemnify Landlord against such Claims under Section 5.4(c) above), or to the extent arising from Landlord’s violation of any Environmental Law during the Term of this Lease.

ARTICLE 6

ASSIGNMENT AND SUBLETTING

6.1    Prohibition.

(a)    Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each case, the prior written consent of Landlord. Tenant agrees that the Premises shall not be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant without first giving prior written notice to Landlord. Landlord agrees to either grant or withhold its consent (and specify reasons for withholding its consent) within twenty (20) days of receipt of a request for consent. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article 6. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

(b)    The provisions of paragraph (a) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event:

(i)    the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the net worth of Tenant herein named on the date of this Lease,

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(ii)    proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or as soon thereafter as possible if disclosure of such transaction would not be permitted under applicable law), and

(iii)    the assignee or surviving entity agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

(c)    In the event Landlord does not exercise its options pursuant to Section 6.4 below to recapture the Premises or terminate this Lease in whole or in part, and providing that Tenant is not in default of any of Tenant’s obligations under this Lease beyond applicable notice and cure periods, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned, or delayed. Without limitation, it shall be reasonable for Landlord to withhold consent if the following conditions are not satisfied:

(i)    The proposed use is limited to the Permitted Uses;

(ii)    The proposed assignee or subtenant is a reputable person or entity with sufficient financial worth considering the responsibility involved, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

(iii)    Neither (A) the proposed assignee or sublessee, nor (B) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person or entity who controls the proposed assignee or sublessee, is then an occupant of any part of iPark, provided that Landlord has space available for lease in iPark, comparable in terms of size and finish as the Premises, at the time Tenant requests Landlord’s consent to the proposed assignment or sublease;

(iv)    The proposed assignee or sublessee is not a person or entity with whom Landlord is then negotiating to lease space at the Property; comparable in terms of size and finish as the Premises (or the applicable portion of the Premises to be sublet);

(v)    The proposed sublease or assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

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(vi)    The amount of the aggregate rent to be paid by the proposed subtenant is not less than ninety percent (90%) of the then current market rent per rentable square foot for the Premises as determined by Landlord in its reasonable discretion (Tenant shall request, in a written notice to Landlord, that Landlord determine the amount of such rent, and Landlord shall notify Tenant within five (5) Business Days of Landlord’s receipt of such notice from Tenant of Landlord’s reasonable determination of such rent); and

(vii)    Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior notice to Landlord, or (ii) listed the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than that referred to in subparagraph (c)(vi) above.

6.2    Acceptance of Rent. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time after an Event of Default, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord’s consent is required under paragraph (a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefore. Landlord may withhold its consent to a particular assignment if the assignment does not provide that the assignee agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed. In addition to Tenant reimbursing Landlord for all reasonable costs incurred by Landlord in connection with any request from Tenant regarding assignment or subletting or any other act that is subject to Section 6.1, as set forth in Section 6.4 below, if Tenant has committed an Event of Default (as defined in Section 14.1 hereof), Tenant shall pay Landlord 50% of any profit derived from any assignment or sublease. Provided that Tenant has not committed an Event of Default, Tenant shall retain 100% of any profit derived from any assignment or sublease.

6.3    Intentionally Omitted.

6.4    Landlord’s Recapture Right. If an Event of Default (as defined in Section 14.1 hereof) has occurred and is continuing), Landlord shall have the right, to be exercised in writing within thirty (30) days after written notice from Tenant seeking Landlord’s consent to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a

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proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). In the case of a proposed assignment, this Lease shall terminate as of the date (the “Recapture Date”) which is the later of (a) sixty (60) days after the date of Landlord’s election, and (b) the proposed effective date of such assignment or sublease, as if such date were the last day of the Term of this Lease. If Landlord exercises the rights under this Section in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Escalation Charges shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date, and Landlord shall separately demise the recaptured portion of the Premises from the remainder of the Premises.

6.5    Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any actual and out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord, but nevertheless, Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease (unless such act or omission is of a continuing nature and Landlord does not cure the same within a reasonable time); (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

ARTICLE 7

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO

BE FURNISHED BY LANDLORD

7.1    Landlord Repairs.

(a)    Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems, but specifically excluding any plumbing, mechanical and electrical systems installed by Tenant, and any supplemental heating, ventilation or air conditioning equipment or systems installed at

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Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria, all of which shall be the responsibility of Tenant), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b)    Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2    Tenant Repairs.

(a)    Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall comply with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters applicable to Tenant’s particular use and occupancy of the Premises, and shall, at Tenant’s expense, obtain all permits, licenses and the like required thereby. Subject to Section 10.4 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any negligence or willful misconduct of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom).

(b)    If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to commence the repairs, upon not less than ten (10) days’ prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.

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7.3    Floor Load - Heavy Machinery.

(a)    Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed and which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)    If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving, subject to Section 10.4.

7.4    Utility Services. The Premises shall be separately metered by Landlord, at Landlord’s expense, prior to the Commencement Date, for water, electricity and gas.

7.5    Other Services.

Landlord shall also provide at all times:

(a)    Warm and cold water (at temperatures supplied by the city in which the Property is located) for laboratory use, drinking, lavatory and toilet purposes.

(b)    Access to the Premises at all times, subject to security precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

Landlord may from time to time, but shall not be obligated to, provide one or more attendants in or about the lobby of the Building, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of Article 9 hereof. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the Building for purposes such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing

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the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee unless arising out of the negligence or willful misconduct of Landlord, its agents, its employees, or its contractors. Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.6    Interruption of Service.

(a)    Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, provided Tenant has one reasonable means of access to the Premises at all times, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord, reasonably exercised, desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power; provided, however, Landlord shall use reasonable efforts to restore any such service. If, however, such curtailment, suspension, interruption and/or stoppage may be restored by Landlord and is within Landlord’s control, Landlord agrees to use best efforts to restore such service. With respect to non-emergency repairs and maintenance, Landlord shall provide Tenant with reasonable advance notice and shall schedule such repairs and maintenance in a manner to minimize disruption with Tenant’s business operations at the Premises. Except as set forth in paragraph (b) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as set forth in paragraph (b) below, failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

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(b)    Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of the Landlord or Landlord’s agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Basic Rent and Escalation Charges for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Escalation Charges shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph (b) shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, gas, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

ARTICLE 8

REAL ESTATE TAXES

8.1    Payments on Account of Real Estate Taxes.

(a)     “Tax Year” shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term, and “Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any

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Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, provided Landlord prevails in such abatement proceeding; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes (i) any interest, penalty, charge or assessment arising from the failure of Landlord to pay taxes when due and (ii) all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

(b)    Tenant shall pay to Landlord Tenant’s Proportionate Share of Taxes for such Tax Year, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires. Tenant’s payment of its Proportionate Share of Taxes shall include the period from the Commencement Date to the Rent Commencement Date. In the event that the Property Rentable Area shall change during the Term of this lease Tenant’s Proportionate Share of Taxes shall be adjusted pro rata.

(c)    Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, commencing on the Commencement Date in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

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8.2    Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s reasonable expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist an Event of Default, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant’s Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1.

ARTICLE 9

OPERATING AND UTILITY EXPENSES

9.1    Definitions. For the purposes of this Article, the following terms shall have the following respective meanings:

(a)    “Operating Year” shall mean each calendar year, all or any part of which falls within the Term.

(b)    “Operating Expenses” shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property, all as set forth in Exhibit D annexed hereto (“Operating Services”), provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the rentable area of the Property was occupied by tenants or if Landlord is not supplying all tenants with the Operating Services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Property were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be included in the Operating Expenses for such Year. Furthermore, if during any Operating Year for which Operating Expenses are computed, Landlord has agreed to supply an Operating Service to a particular tenant of the Property and such tenant has agreed to pay one hundred percent (100%) of the cost of such Operating Service, then the costs associated with providing such Operating Service to such tenant shall not be included in Operating Expenses. Actual Operating Expenses incurred in providing such Operating Service to the other tenants of the Property shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Property were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses attributable to such Operating Service for such Year.

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9.2    Tenant’s Payment of Operating Expenses.

(a)    Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to Tenant’s Proportionate Share of Operating Expenses, such amount to be apportioned for any portion of an Operating Year in which the Rent Commencement Date falls or the Term of this Lease ends. For the period from the Commencement Date to the Rent Commencement Date, Tenant’s payment of Operating Expenses shall be equal to the actual amount of Operating Expenses incurred with respect to the Premises, but in no event shall exceed $1.75 per square foot.

(b)    Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, commencing on the Commencement Date in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Within ninety (90) days after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

(c)    Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing Operating Expenses for any Operating Year for a period of one (1) year following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days’ prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the city and state in which the Property is located. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses for the Operating Year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least ten percent (10%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended

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and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses.

9.3    Utility Payments. Tenant shall be responsible for the payment of all water, electricity and gas used and consumed in the Premises, provided Landlord has separately metered the same as required above. Tenant shall pay for electricity and natural gas directly to the utility company on or before the date when due. The obligation to pay for electricity and natural gas used and consumed in the Premises during the last month of the Term hereof shall survive expiration of the Term.

ARTICLE 10

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1    Tenant’s Indemnity. Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors and any Holder from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from: (i) any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) any accident, injury or damage whatsoever to any person, or to the property of any person, occurring outside of the Premises, but on the Property, where such accident, damage or injury results from any negligence or willful misconduct on the part of Tenant or Tenant’s agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein or anything or work whatsoever done or any condition created (other than by Landlord) in the Premises, and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2    Tenant Insurance. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability,

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independent contractor’s hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, and, at Landlord’s request, Landlord’s property manager, any Holder, and such other persons as Landlord reasonably may request are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and such other additional named insureds harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” and/or “umbrella” insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the requirements set forth herein. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice, shall be written on an “occurrence” basis, and shall be in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request, and a duplicate original or certificates thereof reasonably satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord.

10.3    Tenant’s Risk. Tenant agrees that its use and occupancy of the Premises and its use of such other portions of the Property as Tenant is herein given the right to use shall be at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefore unless due to the negligence or willful misconduct of Landlord, Landlord’s agents, or its employees. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business. Tenant shall carry “all-risk” property insurance on a “replacement cost” basis, insuring Tenant’s Removable Property and any Alterations made by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

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10.4    Waiver of Subrogation. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises, the Property, or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance (or which would have been covered had all insurance required hereunder been maintained).

ARTICLE 11

FIRE, EMINENT DOMAIN, ETC.

11.1    Landlord’s Right of Termination. Within sixty (60) days after damage by fire or other casualty, Landlord shall provide Tenant with a good faith estimate of the time to restore the Premises and/or Building. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof, provided that if the Premises are not damaged and the Premises need not be vacant for Landlord to restore the damaged portion(s) of the Building, then such termination right shall be available only if all other leases in the Building are also terminated.

11.2     Restoration; Tenant’s Right of Termination. If the Premises or the Building are damaged by fire or other casualty, and this Lease is not terminated pursuant to Section 11.1, Landlord shall thereafter use reasonable efforts to restore the Building and the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2 which have not become the property of the Landlord) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefore, (but such limitation shall only apply if all insurance required to be maintained by Landlord hereunder is in effect at the time of such fire or casualty) and Landlord shall not be obligated to commence restoration until Landlord has received the insurance proceeds. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the sixty-day period referred to in Section 11.1 (which six-month period may be extended for

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such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration, and time shall be of the essence with respect thereto.

11.3    Landlord’s Insurance. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts equal to 100% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord may satisfy such insurance requirements by including the Property in a so-called “blanket” insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

11.4    Abatement of Rent. If the Premises or the Building are damaged by fire or other casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period during which, by reason of such damage, there is substantial interference with Tenant’s use of, or access to the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant’s use of all or an undamaged portion of the Premises due to such damage, but such abatement or reduction shall end if and when Landlord shall have substantially completed sufficient restoration that Tenant is reasonably able to use the Premises and the Premises are in substantially the condition in which they were prior to such damage (excluding any Alterations made by Tenant pursuant to Section 5.2) which have not become the property of the Landlord). If such fire or other casualty occurs during the period between the Commencement Date and the Rent Commencement Date, the Rent Commencement Date shall be delayed one day for each day from the date of the casualty until Landlord shall have substantially completed sufficient restoration such that Tenant is reasonably able to commence construction of Tenant’s Work, and all Escalation Charges shall abate during such period. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

11.5    Condemnation Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the

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Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 12

HOLDING OVER; SURRENDER

12.1    Holding Over. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at an amount equal to two (2) times the Basic Rent then in effect plus Escalation Charges and other Additional Rent herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

12.2    Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use, damage by fire or other casualty, and taking by eminent domain. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord at the time of Landlord’s consent thereto, all alterations, installations and additions made by Tenant (excluding Tenant’s Work, other than the Tank) and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant’s occupancy; and shall repair any damages to the Premises, the Building, or the Property caused by such removal, subject to Section 10.4 above. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease (and vacancy thereof by Tenant) shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

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ARTICLE 13

RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1    Rights of Mortgagees.

(a)    This Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a “Mortgage”, and the holder thereof from time to time the “Holder”) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a “Successor”), at the election of the Successor), Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Not more than fifteen (15) days after Landlord’s written request, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Successor reasonably may request.

(b)    Landlord represents and warrants that the only Mortgage which encumbers the Property as of the date of this Lease is held by UBS Principal Finance LLC (the “Existing Holder”). Tenant acknowledges that Landlord has delivered Existing Holder’s form of Non-Disturbance Agreement to Tenant. Landlord agrees to use best efforts to have the Existing Holder enter into such Non-Disturbance Agreement with Tenant. Tenant agrees to use commercially reasonable efforts to enter into such Non-Disturbance Agreement with Existing Holder. In addition, Landlord agrees to use best efforts to obtain any subsequent Holder’s written agreement that, subject to such reasonable qualifications as the Holder may impose, in the event that the Holder or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, so long as no Event of Default exists hereunder, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage, and such Holder shall recognize Tenant as its tenant on the terms and conditions of this Lease. For purposes hereof, the term “best efforts” shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by the Mortgage.

13.2    Assignment of Rents and Transfer of Title.

(a)    With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

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(b)    In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that Tenant’s rights under this Lease are not disturbed. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)    Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder provided such transferee assumes all of Landlord’s obligations hereunder in writing.

13.3    Notice to Mortgagee. After receiving notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord’s defaults by such Holder shall be treated as performance by Landlord.

ARTICLE 14

DEFAULT; REMEDIES

14.1    Tenant’s Default.

(a)    If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i)    Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

(ii)    Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

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(iii)    Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)    Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v)    An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

(vi)    A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

(vii)    If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) an Event of Default of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Event of Default after the applicable grace period has expired; and the same or a similar failure shall occur more than once twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case, Landlord may terminate this Lease as hereinafter provided and exercise any other rights or remedies available under this Lease, at law or in equity. .

(b)    For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C §101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after

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the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

(i)    file a motion to assume the Lease with the appropriate court;

(ii)    satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(A)    cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

(B)    compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Event of Default, the trustee, or the debtor-in-possession;

(C)    provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant’s obligations under this Lease; and

(D)    deliver to Landlord a written statement that the conditions herein have been satisfied.

(c)    For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)    entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

(ii)    granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, located on, used at or relating to the Premises, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above.

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(d)    For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)    the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Escalation Charges;

(ii)    the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Escalation Charges;

(iii)    the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

(iv)    Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance of the feasibility of the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) continuing to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations hereunder.

(e)    If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(f)    For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)    the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

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(ii)    if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness.

14.2    Landlord’s Remedies.

(a)    Upon the occurrence of an Event of Default, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)    If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(c)    If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, alteration costs and expenses of preparation for such reletting. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d)    At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments

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required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair market rental value of the Premises for the same period.

(e)    In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord reasonably considers advisable and necessary to re-let the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such reasonable alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord agrees to use commercially reasonable efforts to relet the Premises after an Event of Default, provided Tenant has vacated the Premises. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

14.3    Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4    Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication (but in no event less than 18% per annum), as Additional Rent. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication (but in no event less than 18% per annum), from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

14.5    Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

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14.6    Enforcement Costs. Tenant shall pay all costs and expenses (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, whether or not occasioned by an Event of Default. Landlord shall pay all costs and expenses (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Tenant in connection with the successful enforcement of any rights of Tenant or obligations of Landlord hereunder, whether or not occasioned by a default of Landlord.

14.7    Waiver.

(a)    Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)    No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.8    Security Deposit.

(a)    Simultaneously with the execution of this Lease by Tenant, Tenant shall provide Landlord with a Security Deposit set forth in Section 1.1, consisting of an irrevocable, unconditional, absolutely “clean” letter of credit, in the form of Exhibit H attached hereto and incorporated herein, in the face amount equal to the Security Deposit, running to Landlord as the sole beneficiary, to be held, disbursed and/or released in accordance with this Section 14.8 (the “Letter of Credit”). The Letter of Credit shall have a stated duration of and shall be effective for at least one (1) year with provision for automatic successive annual one-year extensions during the Term and for sixty (60) days after the expiration date or the earlier termination of the Term, except that if such earlier termination is based on Tenant’s default, Tenant shall keep the Letter of Credit in force until sixty (60) days after the date when the Term would have expired had it not been earlier terminated. Tenant shall deliver to Landlord a renewal Letter of Credit no later than thirty (30) days prior to the expiration date of any Letter of Credit issued under this

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Section 14.8, and if Tenant fails to do so, Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash as the Security Deposit, as hereinafter provided, but in that event, Tenant shall, upon demand, provide Landlord with a new Letter of Credit, meeting the requirements of this Lease as the Security Deposit, in lieu of such cash, and upon delivery of the same, the cost proceeds shall be immediately returned to Tenant. Each Letter of Credit shall be issued by Citizen’s Bank, or a commercial bank provided such commercial bank has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moodys Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poors Corporation. If the issuers credit rating is reduced below P-2 (or equivalent) by Moodys Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poors Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenants failure to obtain such substitute letter of credit within ten (10) business days after Landlords written demand therefore (with no other notice or grace or cure period being applicable thereto) shall entitle Landlord to immediately draw upon the existing Letter of Credit in full, without any further notice to Tenant. If the issuer of the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy or a petition to take advantage of any insolvency act, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the United States Bankruptcy Code, shall have a receiver or conservator appointed or shall become subject to operational supervision by and Federal or State regulatory authority, then Tenant within thirty (30) days after written demand by Landlord shall obtain a replacement Letter of Credit from another financial institution satisfactory to Landlord, in its reasonable judgment.

(b)    The Security Deposit shall constitute security for payment of Basic Rent and Additional Rent and for any and all other obligations of Tenant under this Lease. If Tenant defaults with respect to any covenant or condition of this Lease beyond any applicable notice and grace period, including but not limited to the payment of Basic Rent, Additional Rent or any other payment due under this Lease, and/or the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, Landlord may draw upon the Letter of Credit at any time and from time to time in such amount or amounts as may be necessary to cure the default(s) or to reimburse Landlord for any sum(s) which Landlord spent to cure the default(s), and if Landlord has terminated this Lease due to Tenant’s default(s), Landlord may also draw upon the Letter of Credit in such amount (or all) as necessary to obtain any amounts from time to time owed to Landlord by Tenant after termination. In the case of each such drawing (except a drawing occurring after termination or expiration of this Lease), Tenant shall, on demand, cause the Letter of Credit to be reinstated to the full amount that was required hereunder prior to such drawing, or cause a similar Letter of Credit, aggregating said full amount, to be issued to Landlord. Any amount drawn by landlord shall not be deemed to fix or determine the amounts to which Landlord is entitled under this Lease or otherwise, and Landlord shall be entitled to

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pursue any remedies provided for in this Lease to the extent Landlord is unable or elects, in its sole and absolute discretion, not to obtain complete or partial satisfaction by drawing upon the Letter of Credit. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Basic Rent or Additional Rent. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the Letter of Credit shall be returned to Tenant (or if Landlord shall have drawn on the same and held the proceeds), the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord’s estate or interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit from and after and to the extent of such transfer.

(c)    Notwithstanding anything to the contrary set forth herein, upon completion of Tenant’s Work and occupancy of the Premises, and provided Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have the right to reduce the amount of the Security Deposit by Three Hundred Thousand Dollars ($300,000.00). Provided that Tenant has delivered to Landlord a substitute Letter of Credit in the amount of Two Hundred Thousand Dollars ($200,000.00) (the “Reduced Amount”), or an amendment, in form reasonably satisfactory to Landlord, to the Letter of Credit then being held by Landlord reducing the amount thereof to the Reduced Amount, and provided that the foregoing conditions have been satisfied, Landlord shall immediately return the then-current Letter of Credit to Tenant.

14.9    Landlord’s Default. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1    Rights of Access. Landlord, its agents, contractors and employees shall have the right to enter the Premises at all reasonable hours and upon twenty-four (24) hours’ advance notice (except in the event of an emergency, when no notice shall be given) for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. Landlord shall exercise its rights under this Article 15 at such time and in such manner so as to minimize any unreasonable interference with Tenant’s use and occupancy of the Premises and shall comply with Tenant’s reasonable security requirements.

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15.2    Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Escalation Charges and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant’s part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.3    Landlord’s Liability.

(a)    Tenant agrees to look solely to Landlord’s equity interest in the Property and the proceeds of any insurance carried by Landlord at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property.

(b)    In no event shall either party ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by it from whatever cause. Notwithstanding the foregoing, Landlord shall have all of the rights and remedies available to it under Section 12.1 in the event that Tenant fails to surrender the Premises in accordance with the terms of this Lease.

(c)    Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent (except in the event that Tenant requests Landlord’s consent to an assignment or sublease, or to Tenant’s Work, or to any Alterations, in which case Tenant’s damages shall be limited to $500,000.00), it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction (except in the event that Tenant requests Landlord’s consent to an assignment or sublease, or to Tenant’s Work, or to any Alterations, which remedy shall be as set forth herein), and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, within ten (10) days of demand, as Additional Rent, any reasonable out-of-pocket expenses incurred by Landlord (including without limitation reasonable attorneys’ fees and costs, if any) in connection therewith.

(d)    Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, provided that such repairs and

45

restoration are conducted in a manner so as to avoid unreasonable interference with Tenant’s use and occupancy of the Premises, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such repairs or restoration.

15.4    Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord reasonably requests.

15.5    Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker). Landlord warrants and represents that Landlord has dealt with no Broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord shall be responsible for compensating Broker with respect to the consummation of this Lease.

15.6    Rules and Regulations. Tenant shall abide by the reasonable Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit E.

15.7    Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.8    Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

46

15.9    Recording. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a notice of lease in the form attached hereto as Exhibit J. At Landlord’s request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant’s attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord’s request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.10    Notice. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefore), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

(a)	if to Landlord at Landlord’s Address, to the attention of Ted Saraceno.

(b)	if to Tenant, at Tenant’s Address, to the attention of Barbara Burnim Day, and after the Commencement Date, at the Premises.

With a copy to:

Testa, Hurwitz & Thibeault, LLP

125 High Street

Boston, MA 02110-2704

Attention: Real Estate Department

Where receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

15.11    When Lease Becomes Binding; Entire Agreement; Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

47

15.12    Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.13    Dispute Resolution. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and Escalation Charges) the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

15.14    Waiver of Jury Trial. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

15.15    Time Is of the Essence. Time is of the essence of each provision of this Lease.

15.16    Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

15.17    Governing Law. This Lease shall be governed by the laws of the state in which the Property is located.

48

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

WEST SEYON LLC

By:	Illegible

Name:
Title:

TENANT:

REPLIGEN

By:	/s/ Walter Herlihy

Name: Walter Herlihy
Title: President

49

EXHIBIT A

Location Plan of Premises

(see attached)

A-1

OCT-03-2001 15:52 NORTHEAST R. E. SERVICES 1 617 964 4306 P.02/02

REPLIGEN
7,255 S.F.
RENTABLE
REPLIGEN
17,213 RENTABLE S.F.
S.F.

SK #091801
MAInc Sketch
September 18, 2001

Project:
IPark
Seyon Street
Waltham, MA

Maugel Architects Incorporated
Suite B
30 Domino Drive
Concord, Ma 01742

TOTAL P.02

50 feet (est.)

Proposed Trench and Piping Cross Section
18"
16"
Existing Concrete Floor
Peastone
3-inch diameter Schedule 40 PVC
Note: Not to Scale

* A similar design shall be used in Tenant's premises across the corridor in Building 17

STRUCTURAL COLUMN
3-INCH DIAMETER SCHEDULE 40 PVC PIPE
3-INCH DIAMETER SCHEDULE 40 0.010-INCH SLOT SCREEN

Approximate Scale

GEO Insight INC.

CLIENT: Saracen			
PROJECT: 20 Beyo… Waltham			
TITLE: Sub-Slab Ventilation Pip… Repligen Office Spac…			
DESIGNED: KDT	DRAWN: KDT	CHECKED: MJW	APPR: …
SCALE: 1"=20'	DATE: 9/20/01	FILE: Repligen	PROJ: 30…

TOTAL P.05

EXHIBIT B

Site Plan of Building

(see attached)

[Image of Site Plan of Building]

B-1

EXHIBIT C

Commencement Date Letter

                    , 2001

[Name of Contact]

[Name of Tenant]

[Address of Tenant]

RE:	[Name of Tenant]

[Premises Rentable Area and Floor]

[Address of Building]

Dear [Name of Contact]:

Reference is made to that certain Lease, dated as of                     , 2001, between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the              floor of the above-referenced building. In accordance with Section 4.1 of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on                     , and that the Term of the Lease shall expire on                     .

If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

Very truly yours,

[Landlord]

By:
Name:
Title:

Accepted and Agreed:

[Tenant]

By:
Name:
Title:
Date:

C-1

EXHIBIT D

Operating Expenses

Operating Expenses shall include the following, without limitation:

1.

All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2.	The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3.

The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4.

Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Waltham area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property. Landlord represents that the current Management Fee being paid for the Property is as set forth in Section 1.1 hereof.

5.

Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.

If, during the Term of this Lease, Landlord shall make a capital expenditure, such capital expenditure shall not be included in Operating Expenses, except that if Landlord makes a capital expenditure to reduce Landlord’s Operating Expenses, or to comply with laws or regulations enacted or promulgated after the date of this Lease, Landlord may include the annual amortized portion of such capital expenditure in Landlord’s Operating Expenses for each year after the Landlord makes such capital expenditure until such capital expenditure is fully amortized.

7.	Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

8.	Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

9.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

10.	Notwithstanding the foregoing, Operation Expenses shall not include:

(1)    wages, salaries or fringe benefits paid to any employees above the grade of building manager, or where employees devote time to properties other than the Property, the portion allocated to such other properties;

(2)    leasehold improvements, alterations and decorations which are made in connection with the preparation of any portion of the Property for occupancy by a new tenant, or which improvements, alterations, and decorations are not generally beneficial to all tenants of the Property;

(3)    costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Property;

(4)    advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures;

(5)    financing and refinancing costs in respect of any mortgage or security interest placed upon the Property or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;

(6)    cost (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;

(7)    rent or other charges payable under any ground or underlying lease;

(8)    costs of any item which are reimbursed to Landlord by other tenants or third parties, or which are properly chargeable or attributable to a particular tenant or particular tenants;

(9)      any utility or other service used or consumed in the Premises leased or leasable to any tenant or occupant, including, without limitation, gas, electricity, water, sewer, cable, heat and air conditioning, if Tenant’s use or consumption of such utility or other services is separately metered or sub-metered at the Premises or Tenant is charged a separate amount therefore;

(10)    costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorney’s fees and disbursements in connection with any summary proceeding to dispossess any tenant, or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees;

(11)    costs of any additions to or expansions of the Property or the Building;

(12)    cost of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes;

(13)    capital expenditures except those which are specifically permitted above;

(14)    the cost of performing, or correcting defects in, or inadequacies of, the Base Building Work or of otherwise correcting defects (including latent defects) in the Property;

(15)    the cost to make improvements, alterations and additions to the Property which are required in order to render the same in compliance with laws, rules, orders regulations and/or directives existing as of the date of this Lease;

(16)    the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Property;

(17)    any costs in the nature of fees, fines or penalties arising out of Landlord’s breach of any obligations (contractual or at law and including, without limitation, costs, fines, interest, penalties and costs of litigation incurred as a result of late payment of taxes and/or utility bills), including attorney’s fees related thereto;

(18)    depreciation, except with respect to capital expenditures; and

(19)    any cost resulting form the negligence of Landlord, its agents or its employees.

EXHIBIT E

Rules and Regulations of Building

The following regulations are generally applicable:

1.

The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

2.

No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.

No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord’s prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

4.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

5.

Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant’s business.

6.	Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

7.

Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

8.

The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

E-1

9.

There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

10.	No vehicles or animals of any kind (other than laboratory animals) shall be brought into or kept in or about the Premises.

11.

No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13.	No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

14.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

15.

The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease.

E-2

Attachment I to Exhibit E

Rules and Regulations for Tenant Alterations

A.	General

(1)

All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(2)

Tenant shall, prior to the commencement of any work, submit for Landlord’s written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

(3)	Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

(4)	No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

(5)

All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord with at least 24 hours’ notice prior to proceeding with such work.

(6)	All inquiries, submissions, approvals and all other matters shall be processed through [e.g., Landlord’s property manager].

(7)	All work, if performed by a contractor or subcontractor, shall be subject to reasonable inspection by Landlord’s representative.

B.	Prior to Commencement of Work

(1)	Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

(i)	A list of Tenant’s contractors and/or subcontractors for Landlord’s approval.

(ii)	Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

Attachment I – Page 1

(iii)	A properly executed building permit application form.

(iv)

Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant’s contractor and, if requested by Landlord, from the contractor’s subcontractors.

(v)	Contractor’s and subcontractor’s insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

(2)	Landlord will return the following to Tenant:

(i)	Two sets of plans approved or a disapproved with specific comments as to the reasons therefore (such approval or comments shall not constitute a waiver of approval of governmental authorities).

(ii)	Two fully executed copies of the Insurance Requirements Agreement.

(3)

Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

(4)

Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C.	Requirements and Procedures

(1)	All structural and floor loading requirements shall be subject to the prior approval of Landlord’s structural engineer.

(2)

All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord’s mechanical and electrical engineers, which approval shall not be unreasonably withheld, conditioned or delayed, and all mechanical and electrical work shall be performed by contractors who are engaged by Tenant. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

Attachment I – Page 2

(3)

Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

(4)

If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord’s representative. No work will be performed in Building mechanical equipment rooms without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and under Landlord’s supervision.

(5)	Tenant’s contractor shall:

(i)	have a superintendent or foreman on the Premises during the progress of the work;

(ii)	police the job at all times, continually keeping the Premises orderly;

(iii)	maintain cleanliness and protection of all areas, including elevators and lobbies.

(iv)	protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v)	block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

(vi)	avoid the unreasonable disturbance of other tenants.

(6)	If Tenant’s contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

(7)

All equipment and installations must be equal to or greater than the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

(8)	A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

Attachment I – Page 3

(9)

Upon completion of the Alterations, Tenant shall diligently pursue, and upon receipt shall submit to Landlord, a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

(10)	Tenant shall submit to Landlord a final “as-built” set of drawings showing all items of the Alterations in full detail.

(11)	Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D.	Standards for Plans and Specifications.

Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

(1)	Floor plan indicating location of partitions and doors (details required of partition and door types).

(2)	Location of standard electrical convenience outlets and telephone outlets.

(3)	Location and details of special electrical outlets; e.g., photocopiers, etc.

(4)	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

(5)	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

(6)	Location and specifications of floor covering, paint or paneling with paint colors to be approved by Landlord in its reasonable discretion.

(7)	Finish schedule plan indicating wall covering, paint, or paneling with paint colors to be approved by Landlord in its reasonable discretion.

(8)	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

(9)

Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

(10)	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

Attachment I – Page 4

(11)	Location and weights of storage files.

(12)	Location of any special soundproofing requirements.

(13)	Location and details of special floor areas exceeding 50 pounds of live load per square foot.

(14)	All structural, mechanical, plumbing and electrical drawings, to be prepared by the Tenant’s engineers, necessary to complete the Premises in accordance with Tenant’s plans.

(15)	All drawings to be uniform size (30” x 46”) and shall incorporate standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

(16)

All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

Attachment I – Page 5

Attachment II to Exhibit E

Contractor’s Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant named above (hereinafter called “Tenant”) of the Building named above (or by Tenant’s contractor) to perform certain work (“Work”) for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1.    Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, whether such injuries to person or property are claimed to be due to the negligence of the Contractor or of the Tenant.

2.    Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a)    Workmen’s Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b)    Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:

$3,000,000 per occurrence

$5,000,000 in the aggregate

Property Damage:

$3,000,000 per occurrence, $3,000,000 aggregate

Attachment II – Page 1

(c)    Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:

$1,000,000 per occurrence

$1,000,000 in the aggregate

Property Damage:

$1,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies.

3.    Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a)    Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

(b)    Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this day of             , 19    .

Contractor:

By:

By:

By:

Attachment II – Page 2

EXHIBIT F

Parking Areas

(see attached)

[Image of Parking Area]

F-l

EXHIBIT G

Base Building Work

Premises Base Building Work:

1.

Landlord will construct a Sub Slab Depressurization System (“SSDS”) in substantial accordance with the design and specifications attached hereto as Attachment I to Exhibit G. Final design shall be subject to modifications by Landlord’s Licensed Site Professional (“LSP”) which shall use generally accepted industry standards in the design and modification of the SSDS.

2.	Landlord will demolish the existing non-structural improvements in the Premises, including piping (excluding the main sprinkler hook up), HVAC ductwork and equipment and electrical conduit.

3.	Landlord will demolish the north building (west 7) and the top two floors of the premises.

4.	Landlord will abate asbestos within the Premises and deliver the Premises vacant.

5.	Landlord will provide base building improvements as follows:

•	New façade and glazing for the premises substantially in accordance with the attached drawings provided by Maugel Architects (SK #081501d), dated August 15, 2001

•	New roof membrane, Carlisle EPDM 0.060 on 1⁄2” fiberboard on rigid R20 insulation (15 year warranty)

•	Electrical switchgear to tenant space capable of providing 1000 amp/480 volt service.

•	All demising walls within premises in accordance with the attached plan by Maugel Architects (SK # 081501b) dated August 15, 2001

•	Life safety systems which are fully addressable, wet sprinkler system

Common Facilities Base Building Work:

•	New passenger elevator adjacent to new main entrance at the north side of the building

•	New bathrooms in accordance with code

•	Lobby and common areas in accordance with the attached drawing by Maugel Architects (SK # 081501c) dated August 15, 2001.

•	Site landscaping, repaving and restriping as needed

G-1

Attachment I to Exhibit G

(see attached)

[Attachment to Attachment I to Exhibit G is Image of SSDS design]

G-2

EXHIBIT H

Form Letter of Credit

(NAME OF BANK)

IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue: , 2001	No.

APPLICANT:	BENEFICIARY:

[Landlord]

AMOUNT:     $

At the request and for the account of                      (the “Account Party”), we hereby establish in your favor our irrevocable Letter of Credit No.          in the amount of                      Dollars ($            ).

This Letter of Credit is issued with respect to that certain lease agreement, by and between you, as Landlord, and the Account Party, as Tenant. Said lease agreement, and any amendments or modifications thereof, is hereinafter referred to as the “Lease.” Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Lease. We do not undertake any obligation under the Lease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Lease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Lease or any dispute as to the accuracy of the Statement (as defined below). The references to the Lease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at                                  prior to close of business on the expiration date set forth below.

1.     The original of this Letter of Credit.

2.     Your sight draft on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement and bearing the number of this Letter of Credit; and

H-1

3.    A statement (the “Statement”) executed by a natural person, stating that such person is your duly authorized representative, and that you are entitled to draw upon this Letter of Credit.

The expiration date of this Letter of Credit is                                 , provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date (“Notice of Non-Renewal”) not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire. A Notice of Non-Renewal shall be effective when actually delivered by certified mail, return receipt requested, or courier service to your address set forth above or such other address and/or person as you shall specify to us for such purpose by written notice received by us prior to the time the Notice of Non-Renewal is sent.

This Letter of Credit is transferable in its entirety through us and successive transfers shall be permitted. There will be no charge for the transfer of this Letter of Credit. We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as Exhibit 1.

This Letter of Credit may be drawn upon in one or more drafts not exceeding in the aggregate, the amount available hereunder.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication 500.

Authorized Signature

H-2

EXHIBIT 1

[TRANSFER FORM - to be provided by Bank]

Exhibit 1 – Page 1

EXHIBIT I

Tenant’s Approved Hazardous Materials

(see attached)

I-1

Exhibit I- Hazardous Materials

This list is a representative sample of materials used at Repligen. The manufacturing chemicals are used in larger quantities (over 5 liters). The research chemicals are used in smaller quantities, milligrams or grams. Currently, Repligen performs very little radioactive work, but continue to maintain our license.

Manufacturing Chemicals
Acetic Acid
Cupric Sulfate
EDTA
Ethanol 200 Proof
Hydrochloric Acid
Phosphoric Acid
Potassium Chloride
Sodium borohydride
Sodium Carbonate
Sodium Chloride
Sodium Hydroxide Pellets
Sodium Hydroxide Solution 50% W/W
Sodium m-Periodate
Thimerosal
Tris - HCL
Tris Base
Triton X-100

Research Chemicals
Acetone
Acetonitrile
Coomassie Blue
Diaminobenzidine
DMSO
Formic Acid
Guanidine
Hexane
Hydrochloric Acid
Isopropanol
Methanol
Methylene Chloride
Methylethyl ketone
Nitric Acid
Phosphoric Acid
Polyethylene Glycol

Sodium Hydroxide
Sulfuric Acid
Tetrahydrofuran
Tolulene
Urea

Radioactive materials
3H
14C
32P
35s
51Cr
125I

EXHIBIT J

Notice of Lease

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease (the “Lease”):

1.	Landlord:	West Seyon LLC, a Delaware limited liability company.

2.	Tenant:	Repligen Corporation, a Delaware Corporation.

3.	Date of Lease:	, 2001.

4.	Premises:	24,468 rentable square feet of space, as more particularly described in the Lease, in the Building known and numbered as 35 Seyon Street, Waltham, Massachusetts, and more particularly described on Exhibit A attached hereto.

5.	Commencement Date:	The later to occur of (i) December 1, 2001, or (ii) the Premises Base Building Substantial Completion Date (as defined in the Lease).

6.	Initial Lease Term:	Ten (10) years.

7.	Extension Rights:	Two (2) options to extend the term for five (5) years each, on the terms and conditions provided for by the Lease.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

This Notice is executed under seal this      day of             , 2001.

LANDLORD: WEST SEYON LLC

By:
Name: Title:

TENANT: REPLIGEN CORPORATION

By:
Name: Title:

COMMONWEALTH OF MASSACHUSETTS

                    , ss.                                                                                                                                                                                                                    , 2001

Then personally appeared the above-named                     , and acknowledged the foregoing instrument to be his free act and deed as                      of                                 , before me,

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

                    , ss.                                                                                                                                                                                                                  , 2001

Then personally appeared the above-named                     , and acknowledged the foregoing instrument to be his free act and deed as                      of                                 , before me,

Notary Public
My Commission Expires:

EXHIBIT K

ALTERATIONS TO BE RETAINED BY TENANT

(see attached)

EXHIBIT L

ENVIRONMENTAL REPORTS

Inspection and Monitoring Reports, dated July 2000 through December 2000, prepared by GZA GeoEnvironmental, Inc.

Exhibit K Alterations to be kept by the Tenant

Improvements that Repligen would be able to remove at the end of the lease are the following:

Autoclave sterilizer

Backup Generator

Cages

Cubicles

Dishwasher

Fume hoods

Glass washer/drier

Phone system

Reverse osmosis water system

Security system

Steam generator

Walk-in freezers/cold rooms

Water purification system

EXHIBIT M

TENANT’S EXTERIOR SIGNAGE

(see attached)

[Image of Exterior Signage]

EXHIBIT N

TENANT’S LAYOUT PLAN

(see attached)

Landlord hereby consents to the general layout of Tenant’s walls in the Premises, as set forth in the attached Exhibit N, however, Landlord reserves further approval rights in the event the attached layout affects in any manner, or may affect in any manner, any Building systems, including, without limitation, mechanical, electrical, and plumbing systems. In addition, Landlord’s approval hereto shall not impose upon Landlord any responsibility or liability whatsoever to Tenant, nor shall it be deemed to imply that the Layout Plan conforms with applicable laws and building codes, for which Tenant, at its sole cost and expense, shall be responsible. Landlord and Tenant shall cooperate in integrating all doors in the Premises that open to Common Facilities of the Building with the Common Facilities design. Tenant shall use reasonable efforts to minimize the number of doors opening into the Common Facilities.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the 5th day of July, 2011, by and between TC Saracen, LLC, a Delaware limited liability company (“Landlord”), and Repligen Corporation, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to West Seyon LLC, a Delaware limited liability company) and Tenant are parties to that certain lease dated October 10, 2001, as amended by a Letter Agreement dated May 7, 2002 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 24,468 rentable square feet (the “Original Premises”) on the 1st floor of the building commonly known as 41 Seyon Street located at 41 Seyon Street, Waltham, Massachusetts (the “Building”).

B.

Tenant has requested that additional space containing approximately 31,226 rentable square feet on the 1st floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Premises and that the Lease be appropriately amended. Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion.

A.

Effective as of the date (the “Expansion Effective Date”) that is the later to occur of (i) October 1, 2011, and (ii) the date that Landlord delivers the Expansion Space to Tenant broom clean and free and clear of all occupants and the personal property of others, the Premises shall include the Expansion Space, and the size of the Premises, is increased from 24,468 rentable square feet to 55,694 rentable square feet. Landlord represents that the common areas of the Building are code compliant, including, without limitation, compliance with applicable ADA Standards.

B.

Landlord shall use reasonable efforts to cause the Expansion Effective Date to occur no later than the Target Delivery Date (defined below). However, if the Expansion Effective Date shall be delayed beyond the Target Delivery Date for any reason, including but not limited to, holding over by V Fitness Group, LLC dba Workout World (“WOW”) which is the current occupant of the Expansion Space, such delay shall not subject Landlord to any liability to Tenant except as set forth below in this Section I, nor shall the Extended Termination Date (as hereinafter defined) be extended. Tenant shall confirm the Expansion Effective Date in writing promptly upon request of Landlord. As used herein, the term “Target Delivery Date” shall mean the date that is five (5) months after the mutual execution and delivery of both this First Amendment and an amendment to the lease between Landlord and WOW terminating such lease with respect to the Expansion Space. Landlord shall confirm in writing the date of such mutual execution and delivery promptly after the occurrence thereof.

C.

If the Expansion Effective Date has not occurred on or before the date (the “Delivery Penalty Date”) that is sixty (60) days after the Target Delivery Date, then Tenant shall receive a credit against Annual Basic Rent in an amount equal to the product of (i) $1,173.12 multiplied by (ii) the number of days that elapse after the Delivery Penalty Date, until the Expansion Effective Date occurs or the Tenant elects to terminate this First Amendment pursuant to Section I.D below, whichever occurs first.

D.

Notwithstanding the foregoing, if the Expansion Effective Date has not occurred on or before June 30, 2012, then Tenant may elect to terminate this First Amendment by giving Landlord written notice of such election at any time on or after July 1, 2012, and before the Expansion Effective Date occurs. If Tenant so elects, then this First Amendment shall automatically terminate on the day that is thirty (30) days after Tenant delivers such termination notice to Landlord unless the Expansion Effective Date occurs on or before the expiration of such 30-day period, in which event Tenant’s termination election shall automatically become void. If this First Amendment is terminated in accordance with this Section IB, then the term of the Lease shall automatically be extended, upon all of the same terms and conditions of the Lease prior to this First Amendment, until the date that is twenty-four (24) months after the effective date of the termination of this First Amendment pursuant to this Section I.D.

II.	Extension.

The Term of the Lease is hereby extended until the date that is 11 years after the Expansion Space Rent Commencement Date (as hereinafter defined) (the “Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing on June 1, 2012 (the “Extension Date”) and ending on the Extended Termination Date is referred to herein as the “Extended Term”. Tenant shall confirm the Extended Termination Date in writing promptly upon request of Landlord.

III.	Basic Rent.

A.	Original Premises Up To Extension Date. Up to (but not including) the Extension Date, the Basic Rent with respect to the Original Premises shall be payable as provided in the Lease.

B.	Original Premises From and After Extension Date. Commencing on the Extension Date, Basic Rent with respect to the Original Premises during the Extended Term shall be payable as follows:

Rental Period	Annual Basic Rent	Monthly Payment
From 6/1/12 through the end of the 6th Expansion Space Lease Year:	$428,190.00	$35,682.50

From the beginning of the 7th Expansion Space Lease Lear through the Extended Termination Date:	$501,594.00	$41,799.50

C.

Expansion Space From Expansion Space Rent Commencement Date Through Extended Termination Date. The “Expansion Space Rent Commencement Date” is defined as the earlier to occur of: (x) the date on which Tenant substantially completes the Tenant Improvements (as such term is defined in Exhibit B hereto) and Tenant receives a temporary or permanent certificate of occupancy for the Expansion Space, and (y) the date that is 180 days after the Expansion Effective Date. Tenant shall promptly notify Landlord upon the occurrence of (x) above. Commencing on the Expansion Space Rent Commencement Date, Basic Rent with respect to the Expansion Space shall be payable as follows:

Rental Period	Annual Basic Rent	Monthly Payment
1 - 6	$538,648.50	$44,887.38
7 - 11	$624,520.00	$52,043.33

For purposes hereof, an “Expansion Space Lease Year”shall mean a 12 month period beginning on the Expansion Space Rent Commencement Date, or any anniversary of the Expansion Space Rent Commencement Date, except that if the Expansion Space Rent Commencement Date does not fall on the first day of a calendar month, then the first Expansion Space Lease Year shall begin on the Expansion Space Rent Commencement Date, and end on the last day of the month containing the first anniversary of the Expansion Space Rent Commencement Date (and the Basic Rent for such first Expansion Space Lease Year shall be prorated to reflect the additional days included therein), and each succeeding Expansion Space Lease Year shall begin on the day following the last day of the prior Expansion Space Lease Year. From and after the Extension Date, the concept of a “Lease Year” (as defined in the Lease), insofar as it pertains to the Original Premises, will no longer be applicable.

IV.	Letter of Credit.

Landlord is currently holding a Letter of Credit in the amount of $200,000.00 pursuant to Section 14.8 of the Lease. Landlord shall continue to hold the Letter of Credit during the Extended Term in accordance with the terms set forth in said Section 14.8 of the Lease. If the Letter of Credit has an earlier expiry date, then Tenant shall promptly cause such Letter of Credit to be amended or replaced with a Letter of Credit which has an expiry date of no earlier than 60 days after the Extended Termination Date.

V.	Tenant’s Proportionate Share.

Commencing on the Extension Date, Tenant’s Proportionate Share shall be 11.12% (which is based on the ratio of (a) Premises Rentable Area (which is hereby agreed to be 55,694 rentable square feet) to (b) the Property Rentable Area (which is hereby agreed to be 499,869 rentable square feet)).

VI.	Operating Expenses, Taxes and Utilities.

Commencing on the Extension Date, Tenant shall pay Tenant’s Proportionate Share (as amended pursuant to Section V above) of Operating Expenses and Taxes in accordance with the terms of the Lease. Commencing on the Expansion Effective Date, Tenant shall pay for all utilities serving the Expansion Space, as provided in Section 9.3 of the Lease.

VII.	Improvements to Expansion Space.

A.

Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as expressly provided in this Amendment.

B.	Responsibility for Improvements to Expansion Space. Tenant shall perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit B.

C.

Landlord’s Obligation. On or before the Expansion Effective Date and as a condition to the occurrence thereof, Landlord shall construct a new, exclusive entryway for WOW. After the completion of such work, Landlord agrees that WOW and its customers and employees will no longer have access to WOW’s premises through the existing entryway currently used in common by Tenant and WOW.

VIII.	Right of First Refusal.

A.

Grant of Right; Conditions. Tenant shall have the right of first refusal (the “Right of First Refusal”) with respect to the approximately 19,900 rentable square feet of space on the 2nd floor of the Building shown on the demising plan attached hereto as Exhibit C (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: When Landlord is prepared to enter into a letter of intent that is acceptable to both Landlord and a prospective tenant other than the existing tenant in the Refusal Space (such prospective tenant, the “Prospect”) interested in leasing the Refusal Space, Landlord shall give notice to Tenant (the “Advice”) of the terms and conditions under which Landlord is prepared to lease the Refusal Space to such Prospect (and the Advice shall include a copy of the proposed letter of intent, which copy may omit the name of the Prospect, but shall include the intended use of the Refusal Space by the Prospect (e.g., retail, manufacturing, office, etc.)). Tenant may lease the Refusal Space, under such terms, by providing Landlord with notice of exercise of the Right of First Refusal (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if, on the date that Landlord would otherwise be obligated to deliver the Advice:

1.	there exists an Event of Default; or

2.	the Premises, or any portion thereof, has been sublet by Tenant (except pursuant to Section 6.1(b) of the Lease); or

3.	the Lease has been assigned by Tenant (except pursuant to Section 6.1(b) of the Lease); or

4.	the Tenant is not occupying and conducting business from the Premises.

B.

Terms and Conditions for Refusal Space. If the Right of First Refusal is duly exercised by Tenant, then, as of the commencement date set forth in the Advice, the Refusal Space shall be considered a part of the Premises subject to all of the terms and conditions set forth in the Lease, except to the extent inconsistent with the terms and conditions in the Advice. The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party (provided, however, that if the Letter of Intent attached to the Advice provides the Prospect with any remedy for late delivery, then Tenant shall have the right of any such remedy).

C.

Termination of Right of First Refusal. Subject to the provisions of Sections D and E below, the rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) Tenant’s failure to exercise its Right of First Refusal within the 5 Business Day period provided in Section A above (except as provided in Section D below); or (ii) the date Landlord would have provided Tenant an Advice if any of the conditions set forth in Section A Items 1-4 above had not occurred.

D.

Re-Offer of Refusal Space: Passage of Time. If Tenant does not exercise its Right of First Refusal within the required 5 Business Day period, if Landlord does not enter into a lease for the Refusal Space within 120 days after the expiration of such 5-Business-Day period, then Landlord shall again be obligated to offer the Refusal Space to Tenant in the same manner as set forth in Sections A, B, and C above if Landlord is prepared to enter into a letter-of-intent with another Prospect.

E.

Re-Offer of Refusal Space: Reduction of Net Effective Rent. Notwithstanding the foregoing, before Landlord enters into a lease (i) for space that is less than ninety percent (90%) of the floor area contemplated by the letter of intent accompanying the Advice, or (ii) at a Net Effective Rent (defined below) that is less than ninety percent (90%) of the Net Effective Rent contemplated by the letter of intent accompanying the Advice, then Landlord shall first give Tenant another Advice with respect to such lease and Tenant shall have a Right of First Refusal with respect thereto on the terms and conditions of this Section VIII. As used herein, the term “Net Effective Rent” means the net present value of the aggregate consideration payable by the lessee under the proposed lease, taking into account all fixed rent and additional rent, any free rent, any tenant improvement or other allowances, and the cost of any leasehold improvements to be performed by Landlord under such lease.

F.

Refusal Space Amendment. If Tenant duly exercises its Right of First Refusal, Landlord and Tenant shall, within 14 days after Tenant exercises such right, execute an amendment to the Lease adding the Refusal Space to the Premises on the terms set forth in the Advice. If Tenant fails to execute such amendment within such 14-day period, then Tenant’s exercise of the Right of First Refusal shall automatically become void and this Section VIII shall thereupon terminate and have no further force or effect.

IX.

Options to Extend. Tenant shall continue to have the right and option to extend the Term of the Lease for two (2) extended terms of five (5) years each, pursuant to Section 2.4 of the Lease, except that the phrase “ninety-five percent (95%)” shall be inserted before the phrase “Fair Market Rental Value” in clause (ii) of Section 2.4(a) of the Lease.

X.	Signage.

If Landlord creates any additional monument signage or directory signage within the Building or on the Property, then Tenant shall have the right, at Tenant’s sole cost and expense, and subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, as to size, design, finish and materials, to have Tenant’s name placed on such monument signage or directory signage, as the case may be, in a location designated by Landlord. Additionally, if WOW expands its exterior signage at its new entryway to the Building, Tenant shall have the right, at Tenant’s election, and at Tenant’s sole cost and expense, upon prior notice to Landlord, to modify and expand its existing exterior Building signage at its entryway to the Building, subject to the prior written consent of Landlord and subject to the other provisions of the Lease regarding Tenant’s signage and Alterations.

XI.

Parking. Effective as of the Expansion Effective Date, Tenant shall have the right to use, on a non-exclusive, unreserved basis, 150 parking spaces in the Parking Area (“Parking Spaces”). Tenant’s use of the Parking Spaces shall be subject to and in accordance with the terms set forth in Section 2.3 of the Lease, except that the last sentence of said Section 2.3 of the Lease is hereby deleted and is of no further force or effect.

XII.

Non-Disturbance Agreement. Landlord represents that the only mortgage which encumbers the Property as of the date of this Amendment is a mortgage held by Capmark Bank whose address is Capmark Bank, 116 Welsh Road, Horsham, Pennsylvania 19044, Attention: PLG-Asset Manager, and Redwood Capital Finance Company, LLC whose address is 14241 Dallas Parkway, Suite 490, Dallas, Texas 75254, Attention: Jeffrey Schultz (collectively, the “Existing Holder”). The Existing Holder has entered into a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) with Tenant dated as of September 9, 2008, and recorded with the Middlesex South District Registry of Deeds at Book 51683, Page 191. Landlord agrees to obtain the written consent of the Existing Holder to this First Amendment and to provide Tenant a copy of such consent.

XIII.	Notices.

The Landlord’s Address for notices (pursuant to Section 15.10 of the Lease) is as follows:

TC Saracen, LLC

2 Oliver Street – 6th Floor

Boston, MA 02109

Attention: Ted Saraceno

XIV.	Inapplicable and Deleted Lease Provisions.

A.

Article 4 of the Lease (Commencement and Condition), the 2nd sentence of Section 9.2(a) of the Lease (Tenant’s payment of Operating Expenses) and Exhibit G to the Lease (Base Building Work) shall not apply to the Expansion Space.

B.	Section 2.5 of the Lease (Right of First Offer) is hereby deleted in its entirety and is of no further force or effect.

C.

For the purposes of the provisions of the Lease dealing with the Expansion Space, references in the Lease to the “Commencement Date” shall mean the “Expansion Effective Date”, references in the Lease to the “Rent Commencement Date” shall mean the “Expansion Space Rent Commencement Date”, references in the Lease to the “Termination Date” shall mean the “Extended Termination Date”, and references in the Lease to the “Term” shall mean the “Extended Term”. Subject to the foregoing, and except as otherwise provided in this Amendment, the provisions of the Lease (including defined terms) shall apply to the Expansion Space.

XV.	Condition of Effectiveness of Amendment.

This Amendment shall only be effective if WOW executes and delivers to Landlord an agreement terminating its existing lease with respect to the Expansion Space on or before July 31, 2011. If such agreement is not executed and delivered on or before July 31, 2011, then each of Landlord and Tenant may elect to terminate this First Amendment by giving notice of such election to the other party at any time after August 1, 2011 and before such agreement is executed and delivered. If either party so elects, then this First Amendment shall automatically terminate on the day that is ten (10) business days after delivery of such termination notice unless, on or before the expiration of such ten (10) business day period, such agreement is executed and delivered, in which event such termination election shall automatically become void. If this First Amendment is terminated pursuant to this Section XV, then the term of the Lease shall be automatically extended to May 31, 2013, on all of the same terms and conditions contained therein prior to this First Amendment.

XVI.	Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and there are no other oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, including, without limitation, the Expansion Space, or any similar economic incentives that may have originally been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are not otherwise defined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than Richards Barry Joyce & Partners (the “Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment other than Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, other than the Broker. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment, other than the Broker. Landlord agrees to pay a brokerage commission to the Broker pursuant to a separate agreement between Landlord and the Broker.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

TC SARACEN, LLC, a Delaware limited liability company, is member

	By:	TC Saracen Manager, LLC, a Delaware limited liability company, its Managing Member

/s/ ERK EARNHART Name (print): ERK EARNHART /s/ LU TERRY Name (print): LU TERRY		By:	Trammell Crow Company Acquisitions II, L.P., a Delaware limited partnership, its sole member
			By:	Trammel Crow Acquisitions I-II, GP, L.P., a Delaware limited partnership, its general partner

				By:	Trammell Crow Acquisitions I-II, Inc. a Delaware corporation, its general partner

By: /s/ Matthew W. Hill
Name: Matthew W. Hill
Title: Sr. Vice President

WITNESS/ATTEST:		TENANT: REPLIGEN CORPORATION, a Delaware corporation
/s/ William J Kelly
Name (print):	William J Kelly
/s/ Daniel Witt		By:	/s/ Walter Herlihy
Name (print):	Daniel Witt	Name:	Walter Herlihy
		Title:	Chief Executive Officer

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

[Image of Outline and Location of Expansion Space]

EXHIBIT B

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Improvements (as defined herein) to be made to the Expansion Space. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease (as amended by the Amendment to which this Work Letter is attached), and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of this Work Letter. Capitalized terms used in this Work Letter shall have the same meaning as those terms are used and defined in the Lease (as amended by the Amendment), unless such terms are otherwise defined in this Work Letter.

SECTION 1

TENANT’S CONSTRUCTION OBLIGATIONS

Tenant shall be entitled to the Tenant Improvement Allowance (defined below) in connection with its design and construction of the Tenant Improvements. Tenant shall be required, at its sole expense (but subject to receipt of the Tenant Improvement Allowance) to construct the Tenant Improvements (as defined below).

1.1    Tenant Improvement Allowance.

1.1.1    Tenant Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Tenant Improvement Allowance”) in the amount equal to the sum of (a) the product of (i) Forty Dollars ($40), and (ii) the number of rentable square feet of the Expansion Space (i.e., the amount of One Million Two Hundred Forty-Nine Thousand Forty Dollars ($1,249,040.00) based upon 31,226 rentable square feet, plus (b) the sum of Two Hundred Ninety-Six Thousand Six Hundred Forty-Seven Dollars ($296,647.00) for new HVAC equipment, plus (c) the sum of One Hundred Twenty-Four Thousand Nine Hundred Four Dollars ($124,904.00) for the cost of preparing the roof to support the new HVAC equipment, plus (d) the sum of Ninety-Seven Thousand Eight Hundred Seventy-Two and 00/100 Dollars ($97,872.00) (i.e., $4.00 per rentable square foot of the Existing Premises), which may be expended on leasehold improvements in the Existing Premises and/or the Expansion Space for a total Tenant Improvement Allowance of One Million Seven Hundred Sixty-Eight Thousand Four Hundred Sixty-Three Dollars ($1,768,463.00)). The Tenant Improvement Allowance is to reimburse Tenant for the costs relating to the initial design and construction of improvements which Tenant makes to the Expansion Space (including the HVAC equipment and roof improvements described above) in accordance with the provisions of this Work Letter (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance for Tenant Improvements in a total amount which exceeds the amount of One Million Seven Hundred Sixty-Eight Thousand Four Hundred Sixty-Three Dollars ($1,768,463.00).

1.2    Disbursement of the Tenant Improvement Allowance.

1.2.1    Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs attributable to the Tenant Improvements pursuant to this Work Letter (collectively the “Tenant Improvement Allowance Items”):

1.2.1.1    Payment of the fees of the “Architect” and the “Engineers”, as those terms are defined in Section 2.1 of this Work Letter which fees shall not exceed an aggregate amount equal to the product of (i) Six Dollars ($6.00), and (ii) the number of rentable square feet of the Expansion Space;

1.2.1.2     The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

1.2.1.3     The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, project manager fees, trash removal costs, and contractors’ fees and general conditions;

1.2.1.4     The cost of the new HVAC equipment and the cost of preparing the roof of the Building to accommodate the new HVAC system, subject to the respective applicable maximum amounts set forth above for such Tenant Improvements;

1.2.1.5    The cost of any changes to the Construction Drawings or the Tenant Improvements required by applicable law;

1.2.1.6    Tenant Improvement Allowance Items shall expressly exclude, without limitation, the cost of telecommunications equipment, signage, furniture, trade fixtures, and similar moveable personal property, or the cost of moving.

1.2.2    Disbursement Procedures. Landlord shall make monthly disbursements of the Tenant Improvement Allowance for the Tenant Improvement Allowance Items and shall authorize the release of monies as follows.

1.2.2.1    Monthly Disbursements. From time to time but not more frequently than monthly during the design and construction of the Tenant Improvements (or such other date as Landlord and Tenant may reasonably agree upon), Tenant shall deliver to Landlord: (i) a request for payment of the “Architect”, as that term is defined in Section 2.1 of this Work Letter, and/or the “Contractor”, as that term is defined in Section 3.1.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, showing, as applicable, the design services performed or the schedule, by trade, of percentage of completion of such Tenant Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents”, as that term is defined in Section 3.1.2 of this Work Letter, for labor rendered and materials delivered to the Expansion Space in connection with the Tenant Improvements; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the applicable statutory provisions of Massachusetts law; (iv) a calculation showing the amount of the total payment which is to be funded by Landlord (as part of the Tenant Improvement Allowance) and the amount of the total payment which is to be funded by Tenant pursuant to Section 3.2.1 of this Work Letter as part of the Over Allowance Amount; and (v) all other information reasonably requested by Landlord in connection with such draw request, or the work underlying the same. Within thirty (30) days after delivery of such request for payment, Landlord shall deliver a check or wire-transfer payment to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 1.2.2.1 of this Work Letter, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance. Tenant may direct that Landlord make its payment of the Tenant Improvement Allowance or portions thereof directly to the Contractor. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

1.2.2.2    Other Terms. Except as otherwise set forth herein, all Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

1.2.2.3    Excess Improvement Allowance. If, after substantial completion of the Tenant Improvements, there remains undisbursed any portion of the Tenant Improvement Allowance, such undisbursed amount shall not be credited against Rent and need not be funded by Landlord. Further, Landlord is not obligated to fund any portion of the Tenant Improvement Allowance on a date which is later than eighteen (18) months after the Expansion Effective Date. If Landlord fails to pay any installment of the Tenant Improvement Allowance when due in accordance with terms of this Exhibit B, which failures continues for more than thirty (30) days after notice to Landlord thereof, then Tenant may offset the amount of any such unpaid installment against the next installments of Basic Rent due under the Lease.

SECTION 2

CONSTRUCTION DRAWINGS

2.1    Selection of Architect/Construction Drawings. Subject to Landlord’s approval, which approval shall not be unreasonably withheld, Tenant shall select and retain an architect/space planner (the “Architect”) to prepare the “Construction Drawings”, as that term is defined in this Section 2.1. Subject to Landlord’s reasonable approval, which approval will not be unreasonably withheld, Tenant or the Architect shall retain structural, mechanical and electrical engineering consultants (collectively, the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Expansion Space which are part of the Tenant Improvements, and including the work required to prepare the roof to accommodate the new HVAC equipment. The plans and drawings to be prepared by Architect and the Engineers hereunder, including specifications for the Tenant Improvements, shall be known collectively as the “Construction Drawings”. All Construction Drawings shall be subject to Landlord’s reasonable approval; provided, however, Landlord shall only disapprove any such Construction Drawing to the extent of a “Design Problem”, as that term is defined below. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the final Construction Drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with applicable laws, ordinances, regulations or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed or approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. A “Design Problem” is defined as, and shall be deemed to exist if the Tenant Improvements shown on the Construction Drawings (i) would have an impact on the exterior appearance of the Building, (ii) would have a material, adverse effect on the structure of the Building, (iii) would have a material adverse effect on the systems (HVAC, electrical, plumbing, lifesafety, etc.) of the Building, or the operation and maintenance thereof, or (iv) fail to comply with applicable laws, ordinances or regulations.

2.2    Final Working Drawings for the Premises. Tenant and Landlord shall cooperate and coordinate with one another to supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Expansion Space, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Expansion Space, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings, and all specifications, in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) Business Days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions, which conditions must be stated in a reasonably clear and complete manner, and shall only be conditions reasonably intended to address a potential Design Problem, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions; provided, however, Landlord shall only disapprove such Final Working Drawings to the extent of a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 2.2, within three (3) Business Days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved.

2.3    Approved Working Drawings for the Premises. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of any Tenant Improvements. After approval of the Final Working Drawings by Landlord, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. If Landlord has approved the Construction Drawings and the Final Working Drawings have been approved by Landlord, but for minor items, Tenant may submit same to the appropriate municipal authorities for all applicable permits, but Tenant does so at its risk and sole cost, and with the understanding that it may need to submit amendments or modifications. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Expansion Space and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and taking such other acts as may be reasonably necessary (at Tenant’s expense, except with respect to nominal costs or expenses) to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided, however, that Landlord may only disapprove of any such change to the extent necessary to eliminate a Design Problem; Landlord shall review and approve or disapprove any requested changes, modifications or alterations to the Approved Working Drawings within two (2) Business Days after receipt of a request therefor (which may be oral).

SECTION 3

CONSTRUCTION OF TENANT IMPROVEMENTS

3.1    Tenant’s Selection of Contractors.

3.1.1    The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant but subject to the approval of Landlord, which approval will not be unreasonably withheld.

3.1.2    Tenant’s Agents. All subcontractors (“Tenant’s Agents”) whose contracts exceed One Hundred Fifty Thousand Dollars ($150,000) and all subcontractors who will be working on the roof area (collectively, “Major Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld. If Landlord reasonably disapproves any of any Major Tenant’s Agents, Tenant shall submit other proposed Major Tenant Agents for Landlord’s written approval, which approval shall not be unreasonably withheld. Nothing contained herein shall be interpreted to imply that subcontractors performing work for or on behalf of the Contractor are agents of the Tenant.

3.2    Construction of Tenant Improvements by Tenant’s Agents.

3.2.1    Construction Contract; Cost Budget. Tenant shall provide Landlord with a copy, for informational purposes only, of (a) Tenant’s construction contract with Contractor (the “Contract”); (b) a breakdown (the “Final Cost Budget”), by trade, of the final costs to be incurred (which may be based upon estimates) or which have been incurred, in connection with the design and construction of the Tenant Improvements, including costs which form a basis for the amount of the Contract (the “Final Costs”). The Contract must contain a provision for a holdback of at least ten percent (10%) of each progress payment until at least substantial completion of the work. Prior to submitting its first request for a funding of the Tenant Improvement Allowance, Tenant and Landlord shall identify the amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Final Costs or projected Final Costs, and (ii) the total amount of the Tenant Improvement Allowance. With regard to any such Over-Allowance Amount, concurrently with Landlord’s distribution of the Tenant Improvement Allowance, Tenant shall make payments related to such Over-Allowance Amount out of its own funds, on a pro rata basis with the funding of the Tenant Improvement Allowance. Tenant shall provide Landlord with evidence of its funding of its share concurrently with its draw requests.

3.2.2    Tenant’s Agents.

3.2.2.1    General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed substantially in accordance with the Approved Working Drawings; (ii) Major Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall cooperate reasonably and use diligent efforts at no out-of-pocket cost to Landlord to enable Major Tenant’s Agents to stay on schedule; and (iii) Tenant shall abide by all commercially reasonable rules made by Landlord with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of Landlord (including those performing the Landlord’s Improvements), and any other matter in connection with this Work Letter; and Landlord shall use diligent efforts to make its facilities available to Tenant and Tenant’s Agents and to coordinate Tenant’s work with other work in the Building so as to enable Tenant’s Agents to stay on schedule. No fees or charges shall be made by Landlord as a result of its coordination oversight or any other involvement (including the approval processes described herein) relating to the construction of the Tenant Improvements.

3.2.2.2    Indemnity. Tenant’s indemnifications of Landlord set forth in the Lease shall also apply to Tenant’s construction of the Tenant Improvements as described in this Work Letter. With regard to Tenant’s indemnification, the same shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount, in connection with the Tenant Improvements and/or Landlord’s disapproval of all or any portion of any request for payment, except to the extent caused by any omission, fault, negligence or other misconduct of the Landlord.

3.2.2.3     Requirements of Tenant’s Agents. Each of Tenant’s Contractor and Major Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Contractor and Major Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such Tenant’s Agents. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and Tenant shall endeavor to require that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

3.2.2.4    Insurance Requirements.

3.2.2.4.1    General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease, unless otherwise approved by Landlord in writing.

3.2.2.4.2    Special Coverages. Tenant or Tenant’s Contractor shall carry “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of the Tenant Improvements, and such other customary insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be continuously insured by Tenant pursuant to this Work Letter and/or Lease following the commencement of construction of such Tenant Improvements. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

3.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Tenant will use commercially reasonable efforts to require that all such policies of insurance (and any certificates of insurance provided to Landlord and Existing Holder) contain a provision that the company writing said policy will endeavor to give Landlord and Existing Holder at least thirty (30) days prior written notice of any cancellation of or any material change in the policy. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense (applying the insurance proceeds to which Tenant would be entitled following the maintenance of the insurance required hereunder); provided, however, to the extent such insurance proceeds are unavailable due to Landlord’s willful misconduct, the same shall be at Landlord’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Section 3.2.2.4 shall insure Landlord and Tenant, as their interests may appear, Existing Holder as well as Contractor and Tenant’s Agents. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2.2.2 of this Work Letter.

3.2.3    Commencement of Construction. Tenant’s construction of the Tenant Improvements shall be permitted to commence immediately after the Expansion Effective Date, subject to the terms and conditions of this Work Letter.

3.2.4    Governmental Compliance. The construction of the Tenant Improvements shall comply in all respects with applicable laws, ordinances and regulations.

3.2.5    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove (due to defects in the construction of the same, or material deviation from the specifications and requirements therefore set forth in the Final Working Drawings) any portion of the Tenant Improvements being constructed by Tenant, Landlord shall notify Tenant in writing of such disapproval, shall specify the items disapproved, and shall identify with reasonable specificity the grounds for such disapproval. Any defects or deviations in such Tenant Improvements shall be promptly rectified by Tenant at no expense to Landlord.

3.2.6    Meetings. Tenant shall hold regular meetings at reasonable times (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be on-site, or at another location and at times mutually and reasonably agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the appropriate office in Middlesex County, Massachusetts in accordance with applicable Massachusetts statutory law, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of CAD format file copies and two (2) sets of hard copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Expansion Space, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the Tenant Improvements.

SECTION 4

MISCELLANEOUS

4.1    Tenant’s Representative. Tenant has designated William Kelly as Tenant’s sole representative with respect to the matters set forth in this Work Letter, who until further notice to Landlord shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant shall have the right, by notice to Landlord, to appoint additional or replacement representatives.

4.2    Landlord’s Representative. Landlord has designated Henry St. Hillaire as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord shall have the right, by notice to Tenant, to appoint additional or replacement representatives.

4.3    Time of the Essence in This Work Letter. Time is of the essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4.4    Coordination. In constructing the Tenant Improvements, Tenant will use reasonable commercial efforts to avoid interference with any of the existing systems within the Building.

4.5    Dispute Resolution. Any controversy, dispute or claim arising in connection with this Work Letter shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 4.5, the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 4.5.

EXHIBIT C

REFUSAL SPACE

[Image of Refusal Space]

REPLIGEN CORPORATION

CONTRACT TRACKING AND APPROVAL FORM

Document No: CAP-FM-1001-04

Supercedes: CAP-FM-1001-03

Parties:

Organization/Consultant	Wesst Seyon LLC

Contact Person	Ted Saraceno

Address:	TC Saracen, LLC 2 Oliver Street – 6th Floor Boston, MA 02109 Attention: Ted Saraceno

Phone Number:

Repligen Responsible Party:	Bill Kelly

Agreement Type (Check One):

☐ Standard One-Way CDA ☐ Non Standard One-Way CDA	☐ Standard Two-Way CDA ☐ Non Standard Two Way CDA
☐ Honorium Letter:	☐ Standard Research Agreement ☐ Non Standard Research Agreement
☐ Standard Consulting ☐ Non Standard Consulting	☐ Standard Clinical Trial Agreement ☐ Non Standard Clinical Trail Agreement
☐ Standard Material Transfer Agreement (MTA) ☐ Non Standard Material Transfer Agreement	☒ Other (Describe): Lease Amendment
*	Non Standard Agreements require prior approval by Vice President, Operations

Project:		Party Filed Under:
Effective Date:	June 2011	Expiration Date:	May 2023
Project Amount Requested		Payment Schedule
Is this project included and approved in the current FY budget? ☒ yes ☐ no
If no, exceeds approved budget by $
If no, please provide explanation and justification of additional expense:

REPLIGEN CORPORATION

CONTRACT TRACKING AND APPROVAL FORM

Document No: CAP-FM-1001-04

Supercedes: CAP-FM-1001-03

Purchase Order Number:

Contract Approval:

Vice President or Chief Executive Officer	Date
Illegible	6-13-11
Vice President of Operations (for all non-standard agreements)	Date
Illegible	6/15/11
Chief Executive Officer (for all non-standard agreements)	Date

Budget Approval:

VP of the Responsible Department (over $2,000)	Date
Illegible	6/15/11
Chief Executive Officer (over $2,000)	Date
Illegible	Illegible
VP of Finance (over $50,000)	Date

Technology Patent Review Committee (TPRC) Approval (if required):

TPRC Member	Date
Brief description of collaboration:

Received Executed Original: Date	Sent Partially Executed Original: Date	Sent Fully Executed Original: Date
☐ Regular Mail	☐ Regular Mail	☐ Regular Mail
☐ 2-Day	☐ 2-Day	☐ 2-Day
☐ Overnight	☐ Overnight	☐ Overnight
☐ International Mail	☐ International Mail	☐ International Mail
☐ PDF	☐ PDF	☐ PDF

Filed Date
☐ Corporate File
☐ Finance Dept.
☐ Scanned: [include path where agreement is located]

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of January 11, 2013, by and between TC Saracen, LLC, a Delaware limited liability company (“Landlord”), and Repligen Corporation, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated October 10, 2001, as amended by a Letter Agreement dated May 7, 2002, and a certain First Amendment to Lease (the “First Amendment”) dated as of June 29, 2011 (collectively, the “Lease”).

B.	Pursuant to the First Amendment, Landlord delivered possession of the Expansion Space (as that term is defined in the First Amendment) to Tenant.

C.

By a letter to Landlord dated July 26, 2012 (the “Repligen Letter”), Tenant asserted that the condition of the Expansion Space and the Building did not comply with the terms and conditions of the Lease. Landlord has agreed to perform certain remedial work in the Building on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion Effective Date; Expansion Space Rent Commencement Date.

Landlord and Tenant acknowledge and agree that: (i) the Expansion Effective Date (as that term is defined in the First Amendment) occurred on November 6, 2011; (ii) the Expansion Space Rent Commencement Date (as that term is defined in the First Amendment) occurred on May 4, 2012; and (iii) the Extended Termination Date (as that term is defined in the First Amendment) is May 31, 2023.

II.	Remedial Work.

Landlord agrees to perform at its sole expense the work described on Exhibit A attached hereto (the “Remedial Work”). Landlord shall use commercially reasonable efforts to cause the Remedial Work to be Substantially Complete (as such term is defined below) on or before the date that is sixty (60) days after the date of this Amendment the “Intended Remedial Work Completion Date”). The Remedial Work shall be deemed “Substantially Complete” on the date that (a) the Remedial Work has been substantially completed in accordance with the plans attached hereto as Exhibit A excepting only minor punch list items that will not adversely affect Tenant’s ability to commence the Tenant Improvements, (b) all inspections, sign-offs and approvals required from the City of Waltham have been obtained such that the Expansion Space may be legally occupied for the uses permitted under the Lease, subject only to Tenant’s performance of the Tenant Improvements as provided in the First Amendment to Lease, and (c) Tenant may commence its Tenant Improvements in the Premises without interruption.

Tenant hereby acknowledges that it is in possession of the Premises (including, without limitation, the Expansion Space) and that Tenant has fully inspected the Premises, the Expansion Space, and the Building to its satisfaction and that, except for performance of the Remedial Work, Tenant accepts the Building and Expansion Space in its current condition without further requirement for Landlord to perform any alterations or improvements to prepare the Building and Expansion Space for Tenant’s occupancy or to comply with the requirements of the Lease (and, without limitation of the foregoing, Tenant acknowledges that the performance of the Remedial Work in accordance with this Amendment shall correct all matters referred to in the Repligen Letter). Notwithstanding the foregoing, Landlord agrees that the performance of the Remedial Work will not relieve Landlord from responsibility for performing Landlord’s ongoing maintenance and repair obligations set forth in the Lease.

III.	Tenant Improvement Allowance.

A.	Section 1.1.1 of Exhibit B to the First Amendment is hereby amended by deleting the same in its entirety and inserting in its place the following:

“1.1.1 “Tenant Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Tenant Improvement Allowance”) in the amount equal to One Million Seven Hundred Sixty-Eight Thousand Four Hundred Sixty-Three Dollars ($1,768,463.00)). The Tenant Improvement Allowance is to reimburse Tenant for the costs relating to the initial design and construction of improvements which Tenant makes to the Expansion Space, including the installation of new HVAC equipment and work to reinforce the roof of the Building to support such new HVAC equipment, in accordance with the provisions of this Work Letter (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance for Tenant Improvements in a total amount which exceeds the amount of One Million Seven Hundred Sixty-Eight Thousand Four Hundred Sixty-Three Dollars ($1,768,463.00).”

B.	Section 1.2.2.3 of Exhibit B to the First Amendment is hereby amended by deleting the second sentence thereof and replacing it with the following:

“Further, Landlord shall have no obligation to fund any portion of the Tenant Improvement Allowance that is not the subject of a request for payment made in accordance with Section 1.2.2.1 above and delivered to Landlord on or before July 6, 2013; and any undisbursed portion of the Tenant Improvement Allowance shall be retained by Landlord; provided that such date shall be extended on a day for day basis for each day that the Remedial Work has not been Substantially Completed after the Intended Remedial Work Completion Date for any reason other than a delay caused by an act or omission of Tenant that continues after notice thereof from Landlord.”

IV.	Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and there are no other oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, including, without limitation, the Expansion Space, or any similar economic incentives that may have originally been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are not otherwise defined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:		LANDLORD:

TC SARACEN, LLC, a Delaware limited liability company, is member

Illegible		By:	TC Saracen Manager, LLC, a Delaware limited liability company, its Managing Member
Name (print):	Illegible
Illegible		By:	Trammell Crow Company Acquisitions II, L.P., a Delaware limited partnership, its sole member
Name (print):	Illegible
			By:	Trammel Crow Acquisitions I-II, GP, L.P., a Delaware limited partnership, its general partner

				By:	Trammell Crow Acquisitions I-II, Inc. a Delaware corporation, its general partner

By: /s/ Matthew W. Hill
Name: Matthew W. Hill
Title: Sr. Vice President
WITNESS/ATTEST:		TENANT:

REPLIGEN CORPORATION, a Delaware corporation

Illegible
Name (print):	Illegible
Illegible		By:	/s/ Daniel Witt
Name (print):	Illegible	Name:	Daniel Witt
		Title:	Illegible

EXHIBIT A

REMEDIAL WORK

[Image of Remedial Work]

A-1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of September 26, 2013, by and between Centerpoint Acquisitions LLC, a Delaware limited liability company (as the successor in Interest to TC Saracen, LLC (“Landlord”), and Repligen Corporation, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated October 10, 2001, as amended by a Letter Agreement dated May 7, 2002, a First Amendment to Lease (the “First Amendment”) dated as of June 29, 2011, and a Second Amendment to Lease (the “Second Amendment”) dated as of January 11, 2013 (collectively, the “Lease”).

B.

Pursuant to the Second Amendment, Landlord agreed to perform certain remedial work as set forth thereIn and the parties modified certaIn provisions of the First Amendment relating to the Tenant Improvements and the Tenant Improvement Allowance. Landlord and Tenant wish further to modify the provisions of the Lease with respect to the Tenant Improvements and the Tenant Improvement Allowance as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Extension of Time Period to Draw Upon Tenant Improvement Allowance.

Section 1.2.2.3 of Exhibit B to the First Amendment as previously modified by Section III B of the Second Amendment, is hereby further amended by deleting the second sentence thereof and replacing it with the following:

“Further, Landlord shall have no obligation to fund any portion of the Tenant Improvement Allowance that is not the subject of a request for payment made in accordance with Section 1.2.2.1 above and delivered to Landlord on or before July 31, 2014; and any undisbursed portion of the Tenant Improvement Allowance shall be retained by Landlord.”

II.	Minimum Tenant Investment In Tenant Improvements.

Notwithstanding anything to the contrary contained in the Lease, Tenant agrees to spend at least Four Million Dollars ($4,000,000), in excess of the Tenant Improvement Allowance, on the performance of the Tenant Improvements. At least Two Million Dollars ($2,000,000) of such amount shall be expended on or before July 31, 2014, and the balance shall be expended before the Extended Termination Date (as that term is defined in the First Amendment). Said expenditure shall include amounts expended for both hard costs and soft costs incurred in the performance of the Tenant Improvements. On or before August 31, 2014, Tenant shall deliver to Landlord copies of third party invoices evidencing the expenditure of such amount.

III.	Completion of Remedial Work

Tenant acknowledges and agrees that Landlord has completed the Remedial Work in conformance with the requirements of the Second Amendment and Tenant has inspected same and accepts same in Its “as is” condition as of the date of this Amendment.

IV.	Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and there are no other oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, Improvement allowance, leasehold improvements, or other work to the Premises, including, without limitation, the Expansion Space, or any similar economic incentives that may have originally been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.	The capitalized terms used In this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are not otherwise defined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, Its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker In connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

Centerpoint Acquisitions LLC, a Delaware Limited Liability Company, is Sole Member

By:	Lorelel Investors, LLC a Massachusetts Limited Liability Company, its Operating Member

By: Illegible
Name: Illegible
Title: Illegible

TENANT:

REPLIGEN CORPORATION, a Delaware corporation

By:	/s/ Daniel Witt
Name:	Daniel Witt
Title:	Sr. V. P. Operations

REPLIGEN CORPORATION

CONTRACT TRACKING AND APPROVAL FORM

Document No: CAP-FM-1001-05

Supercedes: CAP-FM-1001-04

Parties:

Organization/Consultant	Centerpoint Acquisitions LLC (formerly Saracen/West Seyon)

Contact Person

Address:	41 Seyon Street Waltham MA 02453

Phone Number:

Repligen Responsible Party:	Daniel Witt

Agreement Type (Check One):

☐ Standard One-Way CDA ☐ Non Standard One-Way CDA	☐ Standard Two-Way CDA ☐ Non Standard Two Way CDA
☐ Honorium Letter:	☐ Standard Research Agreement ☐ Non Standard Research Agreement
☐ Standard Consulting ☐ Non Standard Consulting	☐ Standard Clinical Trial Agreement ☐ Non Standard Clinical Trail Agreement
☐ Standard Material Transfer Agreement (MTA) ☐ Non Standard Material Transfer Agreement	☒ Other (Describe): Fourth Amendment to 41 Seyon Street Lease
*	Non Standard Agreements require prior approval by Sr. Vice President, Operations

Project:	Lease Additional Space at 41 Seyon St	Party Filed Under:	Centerpoint Acquisitions LLC
Effective Date:		Expiration Date:
Project Amount Requested		Payment Schedule
Is this project included and approved in the current FY budget? ☐ yes ☐ no If no, exceeds approved budget by $
If no, please provide explanation and justification of additional expense:

REPLIGEN CORPORATION

CONTRACT TRACKING AND APPROVAL FORM

Document No: CAP-FM-1001-05

Supercedes: CAP-FM-1001-04

Purchase Order Number:

Contract Approval:

Vice President or Chief Executive Officer	Date
Illegible	3-18-14
Sr. Vice President of Operations (for all non-standard agreements)	Date
Illegible	3/18/14
Chief Executive Officer (for all non-standard agreements)	Date

Budget Approval:

VP of the Responsible Department (over $2,000)	Date
Illegible	3/18/14
Chief Executive Officer (over $2,000)	Date
Illegible	3-18-14
VP of Finance (over $50,000)	Date

Received Executed Original: Date	Sent Partially Executed Original: Date	Sent Fully Executed Original: Date
☐ Regular Mail	☐ Regular Mail	☐ Regular Mail
☐ 2-Day	☐ 2-Day	☐ 2-Day
☐ Overnight	☐ Overnight	☐ Overnight
☐ International Mail	☐ International Mail	☐ International Mail
☐ PDF	☐ PDF	☐ PDF

Filed Date
☐ Corporate File
☐ Finance Dept.
☐ Scanned: [include path where agreement is located]

FOURTH AMENDMENT

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the date of final execution (“Effective Date”), by and between CENTERPOINT ACQUISITIONS LLC, a Delaware limited liability company (“Landlord”), and REPLIGEN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated October 10, 2001, as amended by a Letter Agreement dated May 7, 2002, a First Amendment dated June 29, 2011 (“First Amendment”), a Second Amendment dated as of January 11, 2013, and a Third Amendment dated September 26, 2013, (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 55,694 rentable square feet (the “Original Premises”) on the 1st floor of the building commonly known as 41 Seyon Street located at 41 Seyon Street, Waltham, Massachusetts (the “Building”) for a Term that is scheduled to expire on May 31, 2023.

B.

Tenant has, by letter dated February 26, 2014, exercised its Right of First Refusal, pursuant to Section VIII of the First Amendment, to lease additional space containing approximately 19,900 rentable square feet on the 1st and 2nd floor of the Building shown on Exhibit A, Fourth Amendment, attached hereto (the “Expansion Space”). Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Expansion and Effective Date.

Effective as of the Expansion Effective Date (defined below), the Premises, as defined in the Lease, is increased from 55,694 rentable square feet on the 1st floor to 75,594 rentable square feet on the 1st and 2nd floors by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the date that is eight (8) years and one (1) month after the Expansion Effective Date (“Expansion Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

A.

The Expansion Effective Date shall be the later to occur of (i) August 1, 2014 (“Target Expansion Effective Date”) and (ii) the date upon which the Landlord Work (as defined in the Work Letter attached as Exhibit B hereto) in the Expansion Space has been substantially completed provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work in the Expansion Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Tenant Delay(s). A “Tenant Delay” means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays substantial completion of the Landlord Work, including, without limitation, the following:

1.

Tenant’s failure promptly to furnish information or approvals after Landlord’s reasonable request therefor, including the failure to prepare or approve preliminary or final plans by any applicable due date as otherwise provided, if at all, in this Amendment or the exhibits hereto;

2.	Tenant’s selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

3.

Changes made by Tenant to the plans and specifications attached hereto as Exhibit B-1 and approved by Landlord, provided that Landlord has delivered to Tenant an estimate of the additional time period to effect such changes and Tenant has approved such additional period of time;

4.	The performance of work in the Expansion Space by Tenant or Tenant’s contractor(s) during the performance of the Landlord Work; or

5.	If the performance of any portion of the Landlord Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant’s contractor(s) in the completion of such work.

The Expansion Space shall be deemed to be substantially completed on the date that all Landlord Work has been performed (or would have been performed absent any Tenant Delays), other than any minor details of construction, mechanical adjustment or any other matter, the noncompletion of which does not unreasonably interfere with Tenant’s use of the Expansion Space and can be completed within thirty (30) days after the date of substantial completion. The parties agree to meet within three (3) Business Days after Landlord’s notice of Substantial Completion to review the Expansion Space and agree upon the remaining punch list items to be completed. The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant’s obligation to pay Rent on the Expansion Space shall be Tenant’s sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date.

B.

In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph I.A. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason (other than Tenant Delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

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II.	Basic Rent.

Initial Rate. In addition- to Tenant’s obligation to pay Basic Rent for the Original Premises, Tenant shall pay Basic Rent for the Expansion Space as follows:

Lease Year*	Annual Rate Per Square Foot (subject to adjustment as provided below)	Annual Base Rent		Monthly Base Rent
Lease Year 1	$18.00	$270,000.00	**	$22,500.00
Lease Year 2	$18.00	$306,000.00	***	$25,500.00
Lease Year 3-5	$19.00	$378,100.00	****	$31,508.33
Lease Year 6-8	$20.00	$398,000.00	****	$33,166.67

*For purposes hereof, an “Lease Year” shall mean a 12 month period beginning on the Expansion Effective Date, or any anniversary of the Expansion Effective Date, except that if the Expansion Effective Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Expansion Effective Date, and end on the last day of the month containing the first anniversary of the Expansion Effective Date (and the Basic Rent for such first Lease Year shall be prorated to reflect the additional days included therein), and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.

**Based on 15,000 square feet

***Based on 17,000 square feet

****Based on 19,900 square feet

All such Basic Rent and Additional Rent payable on account of Taxes, Operating Expenses, and utilities shall be payable by Tenant in accordance with the terms of the Lease.

Tenant shall have no obligation to pay Basic Rent for the first (1st) full calendar month of Lease Year 1.

III.	Additional Security Deposit/Letter of Credit.

Upon Tenant’s execution hereof, Tenant shall deliver to Landlord an additional Security Deposit in the amount of $250,000.00 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under Section 14.8 of the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneously with the execution hereof, the Letter of Credit shall be increased from $250,000.00 to $450,000.00. Tenant shall provide the additional Security Deposit by delivery to Landlord of an additional Letter of Credit in the amount of the increase (i.e., $250,000.00), or an amendment to the Letter of Credit increasing it to the increased amount (i.e., $450,000.00) or a substitute Letter of Credit in the increased amount, whereupon Landlord shall return the original Letter of Credit. The provisions of Section 14.8(c) no longer apply to the Security Deposit and are hereby deleted from the Lease.

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IV.	Tenant’s Proportionate Share.

For the period commencing with the Expansion Effective Date and ending on the Expansion Termination Date, Tenant’s Proportionate Share for the entire Premises, including the Original Premises and Expansion Space shall be 15.12%.

V.	Intentionally Omitted.

VI.	Improvements to Expansion Space.

A.

Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.	Responsibility for Improvements to Expansion Space. Landlord shall perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit B.

VII.	Early Access to Expansion Space.

During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date, Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Basic Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord’s prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Basic Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VIII.

Electricity with Respect to Expansion Space. Landlord shall, as part of Landlord’s Work, install a submeter in the Expansion Space to measure the consumption of electricity in the Expansion Space and Tenant shall reimburse Landlord for the cost of such electric current (at the same rate per kilowatt hour paid by Landlord to the utility provider from time to time) as measured by the submeter within thirty (30) days after delivery of Landlord’s invoice therefor.

IX.

Roof Terrace. Tenant shall have the right, at Tenant’s sole cost and expense, to construct a roof terrace on the roof of the Building (“Roof Terrace”), provided that (a) no Default of Tenant has occurred and remains uncured hereunder, (b) Landlord approves in writing the location, size and appearance of the Roof Terrace, which approval may be withheld or conditioned at Landlord’s sole discretion, (c) the Roof Terrace is in compliance with all applicable laws, codes and ordinances and Tenant has obtained all governmental permits and approvals required in connection therewith, (d) the installation, maintenance and removal of the Roof Terrace (including, without limitation, the repair and cleaning of the

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roof of the Building upon removal of the Roof Terrace) is performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Section 5.2 of the Lease and Landlord’s reasonable regulations. If Landlord has approved same, Landlord agrees to cooperate with Tenant for the construction and permitting of the Roof Terrace.

Landlord shall have the right to prescribe reasonable rules and regulations for Tenant’s use of the Roof Terrace from time to time. Such rules shall in any event include, without limitation, that no cooking of any sort shall be permitted on the Roof Terrace, that no one shall lean over the edge of the Roof Terrace at any time, that nothing shall be hung on or displayed from the Roof Terrace railings, that no one shall throw, sweep, shovel or otherwise dispose of anything over the edge of the Roof Terrace, and that all items placed in the Roof Terrace shall be secured such that the same cannot be blown off the Roof Terrace by high winds. If Landlord notifies Tenant in writing that a violation of the Roof Terrace rules and regulations has occurred, and thereafter the same or a similar violation occurs beyond applicable notice and cure periods, Landlord shall have the right to revoke Tenant’s right to use the Roof Terrace. If Tenant constructs the Roof Terrace, Tenant shall, at Tenant’s cost and expense, be responsible for (i) cleaning, repairing and maintaining the Roof Terrace throughout the Term of the Lease and (ii) for performing any maintenance, repairs, or replacement to the Building made necessary or advisable by reason of the presence thereon of the Roof Terrace or the installation of same.

X.

Signage. Landlord shall, at Landlord’s cost and expense, install standard Building signage at the entrance to the Expansion Space. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.

Tenant shall have the right to replace the existing Tenant sign on the north facade of the Building with a larger sign in accordance with plans and specifications therefor approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld, subject in any event to the terms and conditions of Section 5.1(b)(ii) of the Lease.

XI.

Options to Extend. Tenant’s right and option to extend the Term of the Lease pursuant to Section 2.4 of the Lease, as amended by Section IX of the First Amendment, shall apply to the Expansion Space, except that the Basic Rent for the Extension Term with respect to the Expansion Space shall be equal to 100% of the Fair Market Rental Value of the Expansion Space. The parties acknowledge that the Expansion Termination Date does not coincide with the Extended Termination Date (as that term is defined in the First Amendment) and, therefore, agree that the time period for the exercise of the option and the periods of the extended Terms will differ with respect to the Original Premises and the Expansion Space.

XII.	Right of First Offer.

A.	Grant of Option; Conditions. Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to any available space in the Building.

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Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that available space (the “Offering Space”) exists, then, before leasing such Offering Space to a party other than the existing tenant thereof or any party holding existing rights in such Offering Space as of the date of this Amendment. Landlord shall give Tenant written notice (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i)	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(ii)	the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice (except pursuant to Section 6.1(b)); or

(iii)	the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice (except pursuant to Section 6.1(b)); or

(iv)	Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

(v)	the Offering Space is not intended for the exclusive use of Tenant during the Term; or

(vi)	the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space; or

(vii)	Tenant has previously leased Offering Space pursuant to this Right of First Offer; or

(viii)	Landlord has previously delivered an Advice to Tenant and Tenant has not timely delivered a Notice of Exercise with respect thereto (subject, however, to the provisions of Section C below).

B.	Terms for Offering Space.

(ix)

The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

(x)	Tenant shall pay Basic Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice.

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(xi)

The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space, If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.

Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earliest to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the 5 Business Day period provided in Section A above; (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above, and (iii) the date that Tenant exercises its Right of First Offer with respect to any portion of the Offering Space. Notwithstanding the foregoing, in the event that the Right of First Offer terminates pursuant to clause (i) above, Landlord shall not lease the Offering Space to another party (other than the current occupant thereof) at a Net Effective Rent (defined below) less than ninety percent (90%) of the Net Effective Rent set forth in the Advice without first giving Tenant another Advice at such lower Net Effective Rent. The term “Net Effective Rent” shall mean the net present value as reasonably determined by Landlord of the aggregate consideration, determined on an average annual basis, payable to Landlord under the proposal at issue (i.e., either the Advice or the offer to another party, as the case may be), taking into account all base rent, additional rent, free rent, construction or other allowances, the cost of any work performed in the Offering Space by Landlord at its expense, the length of lease term, and all other relevant economic terms.

D.

Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.

Subordination. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof, which rights are identified on Exhibit D.

7

XIII.

Parking. In addition to Tenant’s parking rights pursuant to Section 2.3 of the Lease, as amended by Section XI of the First Amendment, Tenant shall have the right to use, on a nonexclusive, unreserved basis, 69 parking spaces in the Parking Area. In addition to such unreserved spaces, Tenant shall have the right to use, on a reserved basis, 5 parking spaces near the North entrance to the Building in the location as shown on Exhibit C, Fourth Amendment, attached hereto. Landlord reserves the right, in connection with any future reconfiguration of the Parking Area, to relocate such reserved spaces to a comparable location in the reconfigured Parking Area.

XIV.

Interior Stairs. Tenant shall have the right, at Tenant’s sole cost and expense, to interior connecting stairs between the portions of the Premises on the first and second floors (“Stairwell”), provided that (a) the Stairwell is in compliance with all applicable laws, codes and ordinances and Tenant has obtained all governmental permits and approvals required in connection therewith, (b) the installation, maintenance and removal of the Stairwell is performed at Tenant’s expense in accordance with plans and specifications therefor that had been approved in writing, in advance by Landlord, which approval shall not be unreasonably withheld and the terms and conditions governing alterations pursuant to Section 5.2 of the Lease and Landlord’s reasonable regulations, and (c) Tenant has deposited with Landlord, as an additional Security Deposit, an amount reasonably estimated by Landlord to equal the cost of removing the Stairwell and restoring the affected area of the Premises to its condition immediately preceding the installation of the Stairwell. If Landlord has approved same, Landlord agrees to cooperate with Tenant for the construction and permitting of the Stairwell. Unless Landlord otherwise elects by written notice given at least 120 days prior to the expiration date of the Term for the Expansion Space, Tenant shall remove the Stairwell and restore the floor slab opening in compliance with applicable codes.

XV.	Notices. For all purposes of the Lease, the notice address for Landlord is as follows:

Saracen Properties LLC

41 Seyon Street

Suite 200

Waltham, MA 02453

XVI.	Inapplicable, Deleted and Confirmed Lease Provisions.

A.

Article 4 of the Lease (Commencement and Condition), Exhibit G to the Lease (Base Building Work), Exhibit B to the First Amendment (Work Letter) and Exhibit C to the First Amendment (Refusal Space) shall have no applicability with respect to this Amendment.

8

B.

Whereas, Tenant exercised its Right of First Refusal pursuant to Section VIII of the First Amendment and Exhibit C to the First Amendment (Refusal Space), Section VIII of the First Amendment and Exhibit C to the First Amendment are hereby deleted and are of no further force or effect.

XVII.	Landlord agrees to obtain from the holder of the existing mortgage on the Property a subordination, non-disturbance, and attornment agreement substantially in the form attached hereto as Exhibit E.

XVIII.	Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until both parties have executed and delivered the same to the other party.

E.

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

9

[SIGNATURES ARE ON FOLLOWING PAGE]

10

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

CENTERPOINT ACQUISITIONS LLC, a Delaware limited liability company

By:
Name (print): Lisa D. Arya	Name: [Illegible]
[Illegible]	Title: [Illegible]
Name (print): [Illegible]

WITNESS/ATTEST:	TENANT:

REPLIGEN CORPORATION, a Delaware corporation
By:
Name (print): 03-14-14	Name: Daniel Witt
[Illegible]	Title: [Illegible]
Name (print): 03-14-14	Date: March 14, 2014

[Signature Page, Fourth Amendment]

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

[Image of Outline and Location of Expansion Space]

Exhibit A, Fourth Amendment

EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Amendment by and between CENTERPOINT ACQUISITIONS LLC, a Delaware limited liability company (successor in interest to TC Saracen, LLC) (“Landlord”), and REPLIGEN CORPORATION, a Delaware corporation (“Tenant”) for space in the Building located at 41 Seyon Street, Waltham, Massachusetts.

As used in this Workletter, the “Premises” shall be deemed to mean the Expansion Space as defined in the attached Amendment.

A.

Landlord has previously presented to Tenant the plan prepared by LaFreniere Architects, dated February 13, 2014, attached hereto as Exhibit B-1 (the “Initial Plan”). Tenant shall deliver to Landlord as soon as reasonably possible after the Effective Date any comments and revisions Tenant would like to the Initial Plan and the parties shall review and discuss such comments and revisions in good faith in order to agree upon a mutually acceptable plan for the initial improvements in the Expansion Space. Tenant’s proposed revisions shall use Building Standard methods, materials and finishes and be at least comparable in utility for general office space as provided in the Initial Plan. Within fifteen (15) Business Days after the Effective Date the parties shall agree upon plans and specifications incorporating Tenant’s revisions that were mutually acceptable to the parties and otherwise consistent with Initial Plan (the “Plans”). In the event that the parties are unable to agree in good faith on all or any particular changes or revisions, the Initial Plan shall control and shall constitute the “Plans” for all purposes. The improvements to be performed by Landlord in accordance with the Plans, as further developed and refined into the Construction Drawings (as defined below) are hereinafter referred to as the “Landlord Work.” It is agreed that construction of the Landlord Work is intended to be “turn-key” and will be completed at Landlord’s sole cost and expense in accordance with the Construction Drawings using Building Standard methods, materials and finishes. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord’s Work shall be performed in accordance with the approved Construction Drawings and in compliance with all applicable laws. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use.

B.

Landlord shall cause the Plans to be developed into construction level plans and specifications for Landlord Work (the “Construction Drawings”) and shall deliver the iterations of the Construction Drawings to Tenant for Tenant’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as the subject Construction Drawings are consistent with the Plans and prior iterations of the Construction Drawings, and Landlord may disregard any disapproval that is not based on the fact that the subject Construction Drawings are inconsistent with the Plans and prior iterations of the Construction Drawings or do not comply with law (excluding Tenant Change Orders (as defined below) approved by Landlord). If Tenant fails to respond to the Construction Drawings within three (3) Business Days after delivery of same to Tenant, Tenant shall be deemed to have approved the same. If Tenant shall request any revisions to the Plans or Construction Drawings, Landlord shall have such revisions

Exhibit B, Fourth Amendment

prepared and, unless such requested revisions are for purposes of compliance with applicable laws or to conform to the Plans or prior iterations of the Construction Drawings, Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans or Construction Drawings, within thirty (30) days after receipt of an invoice. If Tenant shall request any revisions that are not consistent with the Plans or Construction Drawings ( “Tenant Change Orders”), promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the estimated impact to the Target Expansion Effective Date and the modifications to the costs of Landlord Work, if any, resulting from such Tenant Change Orders. Tenant, within three (3) Business Days, shall notify Landlord in writing whether it desires to proceed with such Tenant Change Orders. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Tenant Change Orders. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from such Tenant requested Tenant Change Orders, which Tenant Delay shall include, without limitation, the time period reasonably required for Landlord to prepare any required revisions to the Construction Drawings and the period that elapses after Landlord delivers such revised Construction Drawings until Tenant approves or disapproves same. If such Tenant Change Orders result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant within thirty (30) days after receipt of an invoice. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the Landlord Work as so modified is, in Landlord’s sole but reasonable discretion, generically reusable for office uses after the termination of the Lease, unless Tenant removes such non-generically reusable improvements and restores the affected area of the Premises to the condition indicated by Exhibit B-1 prior to the expiration of the Term of the Lease and deposits with Landlord, as an additional Security Deposit, an amount reasonably estimated by Landlord to equal the cost of removing such non-generically reusable improvements and restoring the affected area of the Premises to the condition indicated by Exhibit B-1. Landlord shall respond to such request for revisions within five (5) Business Days.

C.

This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

Exhibit B, Fourth Amendment

EXHIBIT B-1

PLANS

[Image of Floor Plans]

Exhibit B-1, Fourth Amendment

EXHIBIT C

TENANT’S RESERVED PARKING SPACES

[Image of Reserved Parking Spaces]

Exhibit C, Fourth Amendment

EXHIBIT D

RIGHTS OF OTHERS PRIOR TO TENANT’S ROFO RIGHTS

NONE

Exhibit D, Fourth Amendment

EXHIBIT E

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                 ,

Tenant

AND

CANADIAN IMPERIAL BANK OF COMMERCE,

acting through its New York Branch,

as Administrative Agent

County:             Middlesex

State:                 Massachusetts

Premises:           41 Seyon Street, 43 Foundry

Avenue and 190 Willow Street

Waltham, Massachusetts

Dated: as of                     , 201

Record and return by mail to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Christopher S. Delson, Esq.

Exhibit E, Fourth Amendment

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this          day of                 , 201         , by and among                                  (“Landlord”), CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch (“Administrative Agent”), as Administrative Agent for the Lenders (defined below), and                                                                   (“Tenant”).

RECITALS:

A. Tenant has executed that certain lease dated                                      [as amended by written agreements dated                              and                             ] ([collectively, with the amendment{s} thereto,] the “Lease”), with [                                , predecessor-in-title to] Landlord, as lessor, covering the premises described in the Lease consisting of approximately a                      square foot space (the “Premises”) in that certain building located at [                        ]1, Waltham, Massachusetts (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B. Certain lenders (the “Lenders”) have made (or agreed to make) a loan to Landlord secured by a mortgage encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the “Security Instrument”) in favor of Administrative Agent on behalf of the Lenders; and

C. Tenant and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1. The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Security Instrument and the lien created thereby.

2. Tenant agrees to deliver to Administrative Agent, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the lease, Administrative Agent shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Administrative Agent is proceeding with due diligence to cure such default. In such event, Tenant shall not terminate the Lease while such remedies are being diligently pursued by Administrative Agent. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Administrative Agent (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Administrative Agent is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Subject to Administrative Agent’s obligations under Section 3 below, Tenant hereby agrees that no action taken by Administrative Agent to enforce any rights under the Security Instrument or related security documents, by reason of any default thereunder

[1]	Insert as applicable: 41 Seyon Street, 43 Foundry Avenue or 190 Willow Street

Exhibit E, Fourth Amendment

(including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. So long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Administrative Agent shall not disturb Tenant’s possession and occupancy of the Premises and Tenant’s other rights under the Lease during the term of the Lease.

4. If Administrative Agent or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, subject to Tenant’s performance of its obligations under the Lease within applicable notice and cure periods, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease. Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to any Foreclosure, as defined herein, and shall not apply to any transfer of the Property by Successor Owner following such Foreclosure. In consideration of the foregoing, Administrative Agent agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the conveyance of the Property by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Administrative Agent that any acquisition of title to all or any portion of the Property pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Security Instrument.

5. Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

(a)	liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom; or

(b)	subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord unless Administrative Agent has failed to cure any default by Landlord as herein provided; or

(c)	required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which tenant might have paid Landlord; or

(d)	bound by any amendments or modifications of the Lease made without Administrative Agent’s or Successor Owner’s prior written consent; or

(e)	liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Administrative Agent.

Exhibit E, Fourth Amendment

6. Tenant agrees that, without the prior written consent of Administrative Agent in each case, Tenant shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Administrative Agent the notice and cure period required by this Agreement), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

7. To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

8. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Administrative Agent shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed by Administrative Agent, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Administrative Agent.

9. Nothing in this Agreement shall impose upon Administrative Agent any liability for the obligations of Landlord under the Lease unless and until Administrative Agent takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner.

10. Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Administrative Agent may be party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

11. EACH OF TENANT, ADMINISTRATIVE AGENT AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Administrative Agent”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

Exhibit E, Fourth Amendment

13. All notices and all other communication with respect to this Agreement shall be directed as follows: if to Administrative Agent, 200 West Madison Avenue, Suite 2610, Chicago, Illinois 60606, Attention: Real Estate Group, or such other address as Administrative Agent may designate in writing to Tenant; and, if to Tenant, at the address set forth in the Lease or at such other address as tenant may designate in writing to Administrative Agent. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery or upon refusal thereof. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

14. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

15. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit E, Fourth Amendment

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch, as Administrative Agent for the Lenders

By:
Name:
Title:

Exhibit E, Fourth Amendment

[TENANT]

By:
Name:
Title:

Exhibit E, Fourth Amendment

AGREED AND CONSENTED TO:

LANDLORD

CENTERPOINT ACQUISITIONS, LLC, a Delaware limited liability company

By:
Name:	[Illegible]
Title:	[Illegible]

Exhibit E, Fourth Amendment

ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

On the          day of                          in the year 201    , before me, the undersigned, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that [s/he] executed the same in his capacity as Authorized Signatory, of CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch as Administrative Agent for the Lenders, and that by [her/his] signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
My commission expires:

Exhibit E, Fourth Amendment

ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

I, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                                       as                                               of CENTERPOINT ACQUISITIONS, LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said entities for the uses and purposes therein set forth.

Notary Public
My commission expires:

Exhibit E, Fourth Amendment

ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

I, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                      as                                         of                                     , a                                               appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said                                 , for the uses and purposes therein set forth.

Notary Public
My commission expires:

Exhibit E, Fourth Amendment

EXHIBIT A

Legal Description of Property

Lot A (UNREGISTERED LAND)

A certain parcel of land in Waltham, Middlesex County, Massachusetts, westerly of Seyon Street, northerly of Boston and Maine Railroad, easterly of Willow Street and southerly of Grove Street, being shown as Lot A on a plan entitled “CenterPoint Project Merger of Plan of Land in Waltham, Massachusetts, Middlesex County”, dated January 28, 2013, prepared by DGT Survey Group, to be recorded with Middlesex South Registry of Deeds herewith, and being more particularly described as follows:

Beginning at the intersection of the westerly side of Seyon Street with the northerly side of the former Boston and Maine railroad location, thence running:

N 52-08-34 W	203.28 feet	to a point of curvature; thence

Westerly	20.00 feet	by a curve to the left of 1750.76 foot radius to a point of non-tangency, the last two courses being by land now or formerly of Boston & Maine Corporation; thence

S 37-12-10 W	16.50 feet	in part by said land of the former Boston & Maine Corporation and in part by land now or formerly of Colonial Shopping Center, Inc. to a point of non-tangency; thence

Westerly	119.43 feet	by a curve to the left of 1734.26 foot radius to a point of compound curvature, being by said land of Colonial Shopping Center; thence

Westerly	457.86 feet	by a curve to the left of 1121.09 foot radius to a point of non-tangency, being in part by said land of Colonial Shopping Center, Inc. and in part by land now or formerly of Anthony G. Cardillo, Jr. and Joseph J. Cardillo; thence

N 78-04-22 W	25.15 feet	thence

N 73-45-26 W	66.87 feet	to a point of non-tangency, the last two courses being by said land of Anthony G. Cardillo, Jr. et al; thence

Westerly	114.07 feet	by a curve to the left of 1310.85 foot radius to a point of non-tangency; thence

N 85-43-49 W	110.48 feet	to a point of non-tangency; thence

Westerly	21.28 feet	by a curve to the left of 1318.10 foot radius to a point of tangency; thence

S 87-10-56 W	53.54 feet	to the easterly side of Willow Street, the last four courses being by land now or formerly of Sadle M. Cardillo and Anthony G. Cardillo, Jr.; the last eleven courses being also by said Boston and Maine railroad location; thence

N 26-44-06 E	172.66 feet	by Willow Street; thence

Exhibit B-1, Fourth Amendment

S 63-36-26 E	35.87 feet	by land now or formerly of Raytheon Company; thence

S 62-06-32 E	64.14 feet	thence

N 26-44-06 E	1.68 feet	the last two courses being by land now or formerly of Willow Street Trust; thence

S 63-36-26 E	2.07 feet	thence

N 25-08-10 E	73.58 feet	thence

N 63-36-26 W	100.02 feet	to the easterly side of Willow Street, the last three courses being by land of said Raytheon Company; thence

N 26-44-06 E	185.87 feet	by Willow Street to a point of curvature at Foundry Avenue; thence

Easterly	15.60 feet	by a curve to the right of 10.00 foot radius to a point of non- tangency; thence

S 63-52-04 E	454.36 feet	the last two courses being by the southerly side of Foundry Avenue; thence

N 26-07-56 E	40.00 feet	by the easterly end of Foundry Avenue; thence

N 63-52-04 W	192.40 feet	by the northerly side of Foundry Avenue; thence

N 26-17-50 E	293.83 feet	in part by land now or formerly of John Sottile, in part by land now or formerly of Noviens Lane Nominee Trust, in part by the easterly end of Noviens Lane, in part by land now or formerly of Pak Chau Chan and Chan Vuong and in part by land now or formerly of Anjo Realty Trust; thence

S 62-14-54 E	250.01 feet	thence

S 62-14-54 E	32.02 feet	thence

S 63-59-24 E	8.00 feet	thence

S 62-54-32 E	316.29 feet	to a stone bound with drill hole; thence

N 25-58-32 E	619.17 feet	to the southerly side of Grove Street, the last five courses being by land now or formerly of Standard Thomson Corporation; thence

S 67-07-36 E	516.92 feet	to a point of curvature; thence

Easterly	90.21 feet	by a curve to the left of 1942.98 foot radius to a rounding at Seyon Street, the last two courses being by Grove Street; thence

Easterly and southerly	59.26 feet	by a curve to the right of 30.00 foot radius by said rounding at Seyon Street to the westerly side of Seyon Street; thence

S 43-23-26 W	753.60 feet	thence

S 40-33-56 W	553.97 feet	to the point of beginning, the last two courses being by Seyon Street.

TOGETHER WITH rights contained in the following:

A.

Bridge Switchgear and Fire Loop Easement Agreement dated February 28, 2001 recorded with said Deeds in Book 32455, Page 291 and filed with said Land Court as Document No. 1164263; as affected by First Amendment to Bridge, Switchgear and Fire Loop Easement Agreement dated December 16, 2005 recorded with said Deeds in Book 46700, Page 38.

Exhibit E, Fourth Amendment

B.	Grant of Easement made by and among Colonial Shopping Center, Inc., I-Park West Seyon LLC and Raytheon Company dated November 17, 2005 recorded with said Deeds in Book 46652, Page 431.

C.	Access Easement Agreement made by and between Grove Willow LLC and Raytheon Company dated as of December 30, 1999 and recorded with said Deeds in Book 31018, Page 1 as affected by the following:

Amendment to Access Easement Agreement dated December 19, 2005 and recorded with said Deeds in book 46712, Page 292.

Second Amendment to Access Easement Agreement dated December 18, 2007 and recorded with said Deeds in Book 50547, Page 37.

Affidavit dated December 31, 2007 and recorded with said Deeds in Book 50547, Page 40.

Amendment to Access Easement Agreement concerning 3.46 Acre Parcel dated March 27, 2008 and recorded with said Deeds in Book 51404, Page 1.

Amendment to Access Easement Agreement Concerning LIG Parcel dated April 3, 2008 and recorded with said Deeds in Book 52219, Page 319.

Third Amendment to Access Easement Agreement dated June 12, 2009 and recorded with said Deeds in Book 53017, Page 468.

Exhibit E, Fourth Amendment

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (the “Amendment”) is made and entered into as of May 29, 2019 (the “Effective Date”), by and between HRE-S CENTERPOINT, LLC, a Delaware limited liability company (“Landlord”) and REPLIGEN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

West Seyon LLC (as a predecessor-in-interest to Landlord) and Tenant entered into that certain Lease dated as of October 10, 2001 (the “Original Lease”), as amended by that certain Letter Agreement dated May 7, 2002 (the “Letter Agreement”), that certain First Amendment to Lease dated as of June 29, 2011 (the “First Amendment”), that certain Second Amendment to Lease dated as of January 11, 2013 (the “Second Amendment”), that certain Third Amendment to Lease dated as of September 26, 2013 (the “Third Amendment”) and a certain Fourth Amendment dated as of March 14, 2014 (the “Fourth Amendment”; together with the Original Lease, the Letter Agreement, the First Amendment, Second Amendment and Third Amendment, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 75,594 rentable square feet and depicted on Exhibit A-1 attached hereto (the “Original Premises”) within the building commonly known as 41 Seyon Street, Waltham, Massachusetts (the “Building”).

B.

Tenant has requested that additional space containing (x) approximately 17,680 rentable square feet described as Suite No. 700 of the Building shown on Exhibit A-2 hereto (the “Phase 1 Expansion Space”) and (y) approximately 14,861 rentable square feet described as Suite No. 600 of the Building shown on Exhibit A-3 hereto (the “Phase 2 Expansion Space”; together with the Phase 1 Expansion Space, the “Fifth Amendment Expansion Space”) to be added to the Original Premises, and Landlord is willing to do the same on the following terms and conditions.

C.

The Term of the Lease (other than with respect to the Fourth Amendment Expansion Space, as hereinafter defined) is set to expire on May 31, 2023 (“Prior Termination Date”), and the parties desire to extend the term of the Lease with respect to the Fifth Amendment Expansion Space (but not the Original Premises) to the Fifth Amendment Expansion Space Termination Date (as hereinafter defined), all on the following terms and conditions.

D.

The Term of the Lease with respect to the Fourth Amendment Expansion Space (hereinafter defined) is set to expire on August 31, 2022 (“FAES Prior Termination Date”), and the parties desire to extend the term of the Lease with respect to such portion of the Original Premises to May 31, 2023, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Definitions. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. When used herein the following terms shall have the following meanings:

a.	The “Base Building Condition” shall mean the condition of the Fifth Amendment Expansion Space as set forth on Exhibit B attached hereto, and otherwise in “as-is” condition.

b.

The “Controllable Expenses” shall mean all Operating Expenses other than (i) Taxes, (ii) utility charges, (iii) insurance charges imposed by third party utility and insurance companies, respectively, (iv) snow and ice removal, and (v) wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance (including, but not limited to, janitorial and cleaning services) or security of the Building or Property, but only to the extent such wages, salaries and other compensation are incurred as a result of union labor or government mandated requirements including, but not limited to, prevailing wage laws and similar requirements.

c.	The “Fourth Amendment Expansion Space” shall mean that certain approximately 19,900 square foot portion of the Original Premises referenced in the Fourth Amendment.

d.	The “FAES Extension Period” shall mean the period commencing on the day immediately after the FAES Prior Termination Date and expiring on the Prior Termination Date.

e.	The “Fifth Amendment Expansion Space Termination Date” shall mean the last day of the month in which occurs the day prior to the tenth (10th) anniversary of the Phase 2 Expansion Effective Date.

f.	The “Extension Date” shall mean the day immediately following the Prior Termination Date.

g.	The “Landlord’s Work” shall mean the work described on Exhibit C attached hereto.

h.

The “Phase 1 Expansion Effective Date” shall mean the earlier to occur of (i) November 1, 2019 and (ii) the date on which the later of the following occurs (x) the Tenant Improvements in the Phase 1 Expansion Space are substantially completed and (y) a temporary or permanent certificate of occupancy is issued for the Phase 1 Expansion Space.

i.	The “Phase 1 Expansion Early Access Date” shall mean the Effective Date.

j.

The “Phase 2 Expansion Effective Date” shall be the earlier to occur of (i) 150 days following the delivery of the Phase 2 Expansion Space in the Base Building Condition and with the Landlord’s Work for the Phase 2 Expansion Space substantially completed and (ii) the date on which the later of the following occurs (x) the Tenant Improvements in the Phase 2 Expansion Space are substantially completed and (y) a temporary or permanent certificate of occupancy is issued for the Phase 2 Expansion Space.

k.

The “Phase 2 Expansion Early Access Date” shall mean the date that the Landlord delivers the Phase 2 Expansion Space in the Base Building Condition and with the Landlord’s Work for the Phase 2 Expansion Space substantially completed.

l.	The “Tenant Improvements” shall mean any Alterations desired to be completed by Tenant in the Fifth Amendment Expansion Space or the Original Premises.

m.

The “Property Rentable Area” shall mean the rentable square feet of the Property and is hereby stipulated between Landlord and Tenant to be 404,943 square feet, subject to adjustment pursuant to Section 10 below.

n.

The “Building Rentable Area” shall mean the rentable square feet of the Building and is hereby stipulated between Landlord and Tenant to be 259,935 square feet, subject to adjustment pursuant to Section 10 below.

2.	Extension; Termination.

2.01

The Term of the Lease with respect to the Fifth Amendment Expansion Space only shall expire on the Fifth Amendment Expansion Space Termination Date, unless sooner terminated in accordance with the terms of the Lease. Such extension shall be on all the terms and conditions of the Lease, as modified by this Amendment.

2.03

The Term of the Lease with respect to the Fourth Amendment Expansion Space only is hereby extended to expire on the Prior Termination Date, unless sooner terminated in accordance with the terms of the Lease. Such extension shall be on all the terms and conditions of the Lease, as modified by this Amendment.

2.04	For the avoidance of doubt, if the Lease (as amended hereby) terminates or expires with respect to the Original Premises but not the Fifth Amendment Expansion Space, then:

a.    Tenant shall vacate and surrender possession of the Original Premises to Landlord in accordance with the terms of the Lease (failing Landlord shall have all of Owner’s rights and remedies under the Lease and at law and in equity on account of such failure, including those under Article 12 of the Original Lease). As part of such surrender obligations, Tenant, at its sole cost and expense, shall upon or prior to such termination or expiration, (i) restore, to a Building standard condition, any demising wall that, as of the Effective Date, exists between the Phase 2 Expansion Space and the portion of the Original Premises located on Level 1 of the Building, and (ii) otherwise perform such work as is necessary to physical segregate the Phase 2 Expansion Space from such portion of the Original Premises.

b.    Article XII. of the Fourth Amendment shall be of no further force or effect from and after such expiration or termination.

3.	Fifth Amendment Expansion Space Effective Date.

3.01

Effective as of the Phase 1 Expansion Effective Date, the Premises, as defined in the Lease, is increased from 75,594 rentable square feet to 93,274 rentable square feet by the addition of the Phase 1 Expansion Space, and from and after the Phase 1

Expansion Effective Date, the Original Premises and the Phase 1 Expansion Space, collectively, shall, for all purposes of the Lease (as amended by this Amendment), be deemed the Premises, as defined in the Lease. The Phase 1 Expansion Space and the leasing thereof shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any work, allowances, abatements or other financial concessions granted with respect to the Original Premises unless such work, allowances, abatements or concessions are expressly provided for herein with respect to the Phase 1 Expansion Space.

3.02

Effective as of the Phase 2 Expansion Effective Date, the Premises, as defined in the Lease, is increased from 93,274 rentable square feet to 108,135 rentable square feet by the addition of the Phase 2 Expansion Space, and from and after the Phase 2 Expansion Effective Date, the Premises (i.e., the Original Premises and the Phase 1 Expansion Space) and the Phase 2 Expansion Space, collectively, shall, for all purposes of the Lease (as amended by this Amendment), be deemed the Premises, as defined in the Lease. The Phase 2 Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any work, allowances, abatements or other financial concessions granted with respect to the Original Premises unless such work, allowances, abatements, concessions are expressly provided for herein with respect to the Phase 2 Expansion Space.

3.03

Effective as of November 1, 2019, the number of parking spaces in the Parking Area that Tenant will be permitted to use on a non-exclusive, unreserved basis in accordance with the Lease shall be a total of 297. In the event the rentable square footage of the Premises is decreased, the number of parking spaces in the Parking Area that Tenant will be permitted to use on a non-exclusive unreserved basis shall be reduced proportionally.

4.	Basic Rent.

4.01

Original Premises. The Basic Rent due under the Lease payable by Tenant with respect to the Original Premises (including, with respect to the Fourth Amendment Expansion Space, for the period from the day after the FAES Prior Termination Date through the Termination Date) is set forth on Exhibit D-1 attached hereto and incorporated herein by this reference.

4.02

Phase 1 Expansion Space Basic Rent From the Phase 1 Expansion Effective Date through the Fifth Amendment Expansion Space Termination Date. As of the Phase 1 Expansion Effective Date, the Basic Rent payable with respect to the Phase 1 Expansion Space for the balance of the Term of the Lease is set forth on Exhibit D-2 attached hereto and incorporated herein by this reference.

4.03

Phase 2 Expansion Space Basic Rent From the Phase 2 Expansion Effective Date through the Fifth Amendment Expansion Space Termination Date. As of the Phase 2 Expansion Effective Date, the Basic Rent payable with respect to the Phase 2 Expansion Space for the balance of the Term of the Lease is set forth on Exhibit D-3 attached hereto and incorporated herein by this reference.

5.

Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment. For the avoidance of doubt, if the Lease (as amended hereby) terminates or expires with respect to the Original Premises, Tenant shall still be required to maintain the security deposit described in Section III of the Fourth Amendment for so long as the Lease (as amended by this Amendment) remains in effect with respect to the Fifth Amendment Expansion Space or any portion thereof.

6.	Tenant’s Proportionate Share.

6.01

For the period commencing with the Effective Date and ending on the day immediately prior to the Phase 1 Expansion Effective Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 18.67% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 29.08% with respect to such Operating Expenses pertaining solely to the Building).

6.02

For the period commencing with the Phase 1 Expansion Effective Date and ending on the day immediately prior to the Phase 2 Expansion Effective Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 23.09% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 35.88% with respect to such Operating Expenses pertaining solely to the Building).

6.03

For the period commencing with the Phase 2 Expansion Effective Date and ending on the Fifth Amendment Expansion Space Termination Date, Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 26.77% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 41.60% with respect to such Operating Expenses pertaining solely to the Building); provided, however, in the event the Term of the Lease with respect to the Original Premises is not extended pursuant to the terms of the Lease, then from and after Extension Date Tenant’s Proportionate Share with respect to Taxes and Operating Expenses is 8.04% (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord), in which case, Tenant’s Proportionate Share shall be 12.52% with respect to such Operating Expenses pertaining solely to the Building).

6.04

Notwithstanding the foregoing or anything otherwise set forth in this Section 6 to the contrary, in the event Landlord elects to remeasure the Premises, the Property Rentable Area and/or the Building Rentable Area in accordance with the terms of Section 10 below, Tenant Proportionate Share with respect to Operating Expenses and Taxes shall be adjusted to equal a fraction, the numerator of which shall be the rentable square feet of the Premises (as may be adjusted due to such remeasurement) and the denominator of which shall be (x) the Property Rentable Area (as may be adjusted due to such remeasurement) with respect to Operating Expenses (excluding Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord)) and Taxes and (y) the Building Rentable Area (as may be adjusted due to such remeasurement) with respect to Operating Expenses which pertain solely to the Building (as reasonably determined by Landlord).

7.	Additional Rent.

7.01

For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, (x) the Controllable Expenses for each full Operating Year after the Effective Date shall not increase by more than four percent (4.0%) of the Controllable Expenses for the immediately preceding Operating Year (on a cumulative basis), and (y) the property management fee included in Operating Expenses for any period shall not exceed three percent (3%) of the gross collections from the Property for such period.

7.02

Notwithstanding the foregoing or anything contained in the Lease or this Amendment to the contrary, Landlord and Tenant acknowledge and agree that the cost and expense of the construction of any amenity center constructed by Landlord and the initial installations contained therein shall be borne solely by Landlord and shall not be included in Operating Expenses; provided however, the actual Operating Expenses incurred for the operation of the amenity center shall be included in Operating Expenses; provided further that Operating Expenses associated with the operation of the amenity center shall only be included in the calculation of Controllable Expenses following the first full calendar year of operation of such amenity center.

7.03	Except as otherwise modified by this Amendment, all Basic Rent, Additional Rent or any other sums or charges due under the Lease shall be payable by Tenant in accordance with the terms thereof.

8.	Condition of Fifth Amendment Expansion Space; Landlord’s Work; Allowance.

8.01.

Condition of Fifth Amendment Expansion Space. Tenant agrees to accept the Fifth Amendment Expansion Space (i.e., the Phase 1 Expansion Space and the Phase 2 Expansion Space) in the condition detailed in Exhibit B, and otherwise its “as-is” condition, without any agreements, representations, understandings or obligations to accept on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in Section 8.02 or Exhibit B of this Amendment.

8.02.

Landlord’s Work. Landlord, at its sole cost and expense, shall complete the Landlord’s Work as detailed in Exhibit C using Building standard materials; provided, however, any delay in the completion of the Landlord’s Work shall not render Landlord liable for any damages or afford Tenant any right to any offset or abatement of Basic Rent or Additional Rent. Notwithstanding the foregoing or anything otherwise set forth herein or in the Lease to the contrary, the costs and expenses incurred by Landlord in connection with the completion of the Landlord’s Work shall be excluded from Operating Expenses. Landlord and Landlord’s contractor(s) shall be permitted to access the Fifth Amendment Expansion Space and the Original Premises in order to complete the Landlord’s Work. Tenant covenants and agrees not to materially interfere with Landlord or Landlord’s contractor(s) in connection with the completion of the Landlord’s Work.

8.03

Allowance. Landlord shall provide to Tenant, an allowance of (x) up to Sixty and No/100 Dollars ($60.00) per rentable square foot of the Fifth Amendment Expansion Space (the “ES Allowance”), (y) up to 12/100 Dollars ($0.12) per rentable square foot of the Fifth Amendment Expansion Space (the “SP Allowance”) and (z) up to Two and 50/100 Dollars ($2.50) per rentable square foot of the Fifth Amendment Expansion Space (the “Bathroom Allowance”; together with the ES Allowance and the SP Allowance, the “Allowance”), subject to the terms and conditions set forth herein. The Allowance shall be used by Tenant to pay for the cost of Tenant’s construction of the Tenant Improvements, including, without limitation, hard construction costs, soft costs (such as permitting, architectural and engineering fees) voice and data wiring and cabling costs and furniture, fixtures and equipment expenses; provided, however, the Bathroom Allowance shall be used only for Tenant Improvements in the bathroom(s) for the Phase 2 Expansion Space. All Tenant Improvements shall be (a) subject to all other terms and conditions of the Lease; (b) based on plans previously approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; (c) performed in a good and workmanlike manner by contractors previously approved by Landlord, such approval shall not be unreasonably withheld, and (d) be in compliance with all applicable laws and regulations. Any approval (including deemed approval) by Landlord in connection with the Tenant Improvements shall be subject to the terms and conditions of the Lease. The Allowance shall be payable directly to Tenant by Landlord and Landlord shall disburse the Allowance to Tenant on a periodic basis (but no more than once per month) within 30 days after receipt from Tenant of: (i) reasonable documentation of payment by Tenant for materials and labor, as the case may be, with respect to the Tenant Improvements that are the subject of such requisition; (ii) partial lien waivers or final lien waivers, as applicable, from any contractors or laborers hired by Tenant to perform any Tenant Improvements in the Fifth Amendment Expansion Space and/or Original Premises; (iii) prior to the final requisition only, a certificate of occupancy or equivalent document issued by a local government agency or building department certifying the Tenant Improvements compliance with applicable building codes and other laws, and indicating the Phase 1 Expansion Space, and/or Original Premises (as applicable) to be in a condition suitable for occupancy; and (iv) any other information or materials reasonably requested by Landlord with respect to the requisition or Tenant Improvements in question. Any portion of the Allowance which has not been properly requisitioned by Tenant on or before the last day of the twenty-fourth (24th) calendar month following the Phase 2 Expansion Effective Date shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto. Notwithstanding the foregoing, Landlord shall not be obligated to pay any Allowance (and Tenant shall not be permitted to submit any requisition for any portion of the Allowance) at any time when there exists a default by Tenant under the Lease, beyond applicable notice and cure periods. Notwithstanding anything to the contrary contained in the Lease, in no event shall Tenant be obligated to pay Landlord a supervisory or oversight fee for the completion of the Tenant Improvements, nor shall Tenant be obligated to provide any secure assurances for the completion of the same.

9.	Early Access to Fifth Amendment Expansion Space.

9.01

Tenant may take possession of or enter the Phase 1 Expansion Space at any time during the period commencing on the Phase 1 Expansion Early Access Date and expiring on the date immediately preceding the Phase 1 Expansion Effective Date, which possession or entry shall be upon and subject to (and thus, in connection with such possession or entry, Tenant shall comply with) all the terms and conditions of the Lease (including, without limitation, all insurance and indemnification provisions of the Lease); provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for the Phase 1 Expansion Space for any such entry or possession during which Tenant has entered, or is in possession of, the Phase 1 Expansion Space for the sole purpose of performing improvements or installing Tenant’s fixtures, furniture and equipment.

9.02

Subject to the terms of this Section 9.02, Tenant may take possession of or enter the Phase 2 Expansion Space at any time during the period commencing on the Phase 2 Expansion Early Access Date and expiring on the date immediately preceding the Phase 2 Expansion Effective Date, which possession or entry shall be upon and subject to (and thus, in connection with such possession or entry, Tenant shall comply with) all the terms and conditions of the Lease (including, without limitation, all insurance and indemnification provisions of the Lease); provided, however, except for the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay Rent for the Phase 2 Expansion Space for any such entry or possession during which Tenant has entered, or is in possession of, the Phase 2 Expansion Space for the sole purpose of performing improvements or installing Tenant’s fixtures, furniture and equipment. Notwithstanding the foregoing, Landlord shall not be liable for a failure to deliver possession of the Phase 2 Expansion Space due to the holdover or unlawful possession of such space by another party; provided, however, Landlord shall use reasonable efforts to obtain possession of any such space.

10.

Options to Extend. Tenant’s right and option to extend the Term of the Lease pursuant to Section 2.4 of the Original Lease, as amended by Section IX of the First Amendment (subject to the immediately following sentence), shall remain and apply to the Original Premises (but not to the Fifth Amendment Expansion Space). Notwithstanding anything to the contrary in the Lease or First Amendment, Landlord and Tenant confirm that the Basic Rent for the Original Premises during the applicable Extended Term shall be equal to 96.3% of the Fair Market Rental Value of the Original Premises for the applicable Extension Term. For the avoidance of doubt, Landlord and Tenant agree and acknowledge that any such extension options shall apply to the Term of the Lease with respect to the Original Premises only and not the Fifth Amendment Expansion Space. In the event Tenant exercises any such extension option in accordance with the terms of the Lease, Landlord shall have the right to remeasure the Premises, the Property Rentable Area and/or the Building Rentable Area in accordance with the then current Building Owners and Managers Association (BOMA) international standard method of floor measurement. Any adjustments to the Building, Premises or Tenant’s Proportionate Share shall be promptly documented in an amendment to the Lease.

11.	Modified Provisions.

11.01

Capital Replacements and Repairs. Subject to the terms of Section 7.1(b) of the Original Lease Section 7.2 of the Original Lease, Landlord shall be responsible to maintain the structural and mechanical aspects of the Building to a Class A standard. In the event a capital replacement is required during the Term, Landlord will complete the capital replacement and to the extent allowable pursuant to Exhibit D of the Original Lease, shall amortize the cost of such replacement over its useful life (as reasonably determined by Landlord in accordance with generally accepted accounting principles) as part of the Operating Expenses.

11.02	As of the Effective Date, the provisions listed below shall be amended as follows:

a.    The threshold for cosmetic alterations set forth in the second sentence of Section 5.2(a) of the Original Lease shall be changed from “$20,000.00 in cost each instance” to “$100,000.00 in cost each instance”.

b.    Section 12.1 (Holding Over) shall be deleted and replaced with the following: “Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be Two Hundred Percent (200%) of the amount of the monthly installment of Base Rent for the last month prior to the date of such termination, plus all Additional Rent, prorated on a daily basis, and also, if such holding over continues for more than thirty (30) days, Tenant shall pay all damages sustained by Landlord by reason of such retention after termination of this Lease, including without limitation, consequential damages. In any such event, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.”

c.    The following shall be added as Section 10.5 of the Original Lease: “To the fullest extent permitted by law, but subject to the terms of this Lease, including without limitation, the Section 10.4, Landlord will protect, indemnify, and hold Tenant and Tenant’s officers, directors, shareholders, managers, partners, members, trustees, and agents (collectively “Tenant Parties”), harmless from and against all liabilities, obligations, claims, damages, penalties, actions, forfeitures, losses, causes of action, costs, and expenses (including without limitation, reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Tenant and/or any Tenant Parties by any third party by reason of Landlord’s or Landlord’s officers, directors, shareholders, managers, partners, members, trustees, and agents (collectively “Landlord Parties”) gross negligence or willful misconduct. In case any action, suit, or proceeding is brought against Tenant and/or Tenant Parties by reason of any such occurrence covered by Landlord’s indemnity under this Section 10.5, Landlord will, at Landlord’s expense, resist and defend such action, suit, or proceeding, or cause the same to be resisted and defended by counsel reasonably approved by Tenant (it being agreed that counsel selected by Landlord’s insurer shall be acceptable to Tenant).”

12.	Miscellaneous.

12.01.

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord; provided, however, nothing contained in this Amendment is intended to prohibit Tenant from filing this Amendment with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements.

12.02.	Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12.03.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

12.04.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

12.05.

The parties agree to sign a form of subordination, non-disturbance, and attornment agreement in the form attached hereto as Exhibit E (the “Form SNDA”) from Landlord’s Existing Holder. Tenant agrees and acknowledges that any subordination, non-disturbance, and attornment agreement requested by Tenant from Landlord or Landlord’s mortgagee shall be in the form of the Form SNDA.

12.06.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, except for Matt Adams and Torin Taylor on behalf of Newmark Knight Frank (“Tenant’s Broker”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment, except for Tenant’s Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, except for Matt Malatesta, Brendan Daly, and Mark Roth on behalf of Newmark Knight Frank (“Landlord’s Broker”). Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment, except for Landlord’s Broker.

12.07.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

12.08.

Tenant acknowledges and agrees that in using or occupying the Premises (including the Fifth Amendment Expansion Premises) for the purpose anticipated under the Lease and this Amendment, Tenant shall not violate the terms and provisions of that certain Notice of Activity and Use Limitation recorded with respect to the Property on May 1, 1997 in Book 27260, Page 252 at the Middlesex County Registry of Deeds and that certain Notice of Activity and Use Limitation recorded with respect to the Property on January 9, 2012 in Book 58247, Page 561 at the Middlesex County Registry of Deeds (collectively, the “AULs”).

12.09.

In its ownership, operation and management of the Building and the Property, Landlord shall not violate the terms and provisions of the AULs. Landlord has further disclosed to Tenant, and Tenant herein acknowledges, that Landlord Related Parties have and will continue throughout the Term of the Lease, to conduct certain environmental remediation of the Property at Landlord’s sole cost and expense (and not included in Operating Expenses), including but not limited to the operation of, maintenance and periodic monitoring associated with the existing subsurface depressurization (SSD) system (the “SSD System”) as well as further mitigation and/or remediation measures that may be deemed necessary as based on operation and monitoring of the SSD System in accordance with applicable laws and Environmental Laws (herein the “Landlord’s Environmental Work”). Additionally, Landlord shall, at no cost to Tenant (and excluded from Operating Expenses), remove or remediate to the extent required by applicable laws any Hazardous Materials on the Property in violation of Environmental Laws that existed prior to and/or on the date Tenant occupied any portion of the Premises, except to the extent such Hazardous Materials were caused by Tenant or any of Tenant’s officers, employees, contractors, sublessees or agents, in which case Tenant shall be responsible for the removal or remediation of the same as set forth above. In connection therewith, Landlord shall use reasonable efforts to minimize the impact of such remediation on Tenant’s use and occupancy of the Premises and any use of the Parking Area. Landlord covenants and agrees to regularly maintain the SSD System at Landlord’s sole cost and expense (and not as a part of Operating Expenses or other contribution by Tenant). In the event that Landlord fails to maintain the SSD System or such SSD System fails to perform adequately, function and operate as designed and as a direct result therefrom (or as a result of any pre-existing environmental condition at the Property), Tenant is unable to occupy the Premises for the use permitted by the Lease (the “SSD System Interruption”), then for each day following Landlord’s receipt of Tenant’s written notice of the onset of such SSD System Interruption until such time that the SSD System Interruption has ceased (i.e., the SSD System is in working order) Tenant shall be entitled to an abatement of Basic Rent and Additional Rent. Landlord shall indemnify, defend and hold Tenant and Tenant’s agents, employees and contractors harmless from and against any and all claims, actions, causes of action, liabilities, obligations, damages, penalties, forfeitures, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs), or death of or injury to any person or damage to any property whatsoever, to the extent arising from: (i) the presence of Hazardous Materials in the Premises or the Building or on the Property that existed prior to and/or on the date Tenant first occupied any portion of the Premises (except to the extent such Hazardous Materials were caused by Tenant or any of Tenant’s officers, employees, contractors, sublessees or agents), and/or (ii) the use, storage, transportation, release or disposal of Hazardous Materials by Landlord or any Landlord’s agents, employees or contractors in or into the air, water or soil or in, on, or about the Premises, Building, or the Property.

12.10

Tenant and Landlord each represent and warrant to the other, as of the date hereof, to such party’s knowledge, there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease against the other party.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HRE-S CENTERPOINT, LLC, a Delaware limited liability company

By:	/s/ Eric W. Kaup
	Name:	Eric W. Kaup
	Title:	Secretary

TENANT:

REPLIGEN CORPORATION, a Delaware corporation

By:	/s/ Steve Curran
	Name:	Steve Curran
	Title:	VP Operations

EXHIBIT A-1

INTENTIONALLY OMITTED

EXHIBIT A-2

INTENTIONALLY OMITTED

EXHIBIT A-3

INTENTIONALLY OMITTED

EXHIBIT B

BASE BUILDING CONDITION

•	Phase 1 Expansion Space

•	Landlord will deliver Phase 1 Expansion Space in broom clean “As is” condition.

•	Note the following “As-Is” condition of the Phase 1 Expansion Space, includes:

•	interior surfaces of exterior walls are generally finished in drywall; taped, bedded and sanded, with minor exceptions in some areas;

•	ceilings are generally open;

•	interior columns are generally unfinished in all open areas for tenant convenience and design consideration;

•

all base building systems servicing the Phase 1 Expansion Space (including without limitation, a Rooftop HVAC Unit), subject to any Landlord Work to be completed as noted herein, in good working order with reasonable useful life remaining for such equipment;

•	400 AMP electrical service (17 watts per SF); and

•	lighting and all other Tenant finishes to be completed by Tenant in conjunction with Tenant fit-out using the Allowance.

•	Phase 2 Expansion Space

•

Landlord will deliver Phase 2 Expansion Space in broom clean “As is” condition as of the Effective Date, reasonable wear and tear excepted; provided, however, all personal property, including any furniture, fixtures and equipment which the existing tenant is entitled and/or required to remove shall be removed.

•	Note the following “As-Is” condition for Phase 2 Expansion Space, includes:

•	ceilings are generally open;

•	interior columns are generally unfinished in all open areas for tenant convenience and design consideration;

•

all base building systems, subject to any Landlord Work to be completed as noted herein, servicing the Phase 2 Expansion Space in good working order with reasonable useful life remaining for such equipment;

•	300 AMP electrical service (13 watts per SF); and

•	lighting and all other Tenant finishes to be completed by Tenant in conjunction with Tenant fit-out using the Allowance.

EXHIBIT C

LANDLORD’S WORK

Landlord’s Work is comprised of the following:

Phase 1 Expansion Space

•	Connection point installed for fire alarm system servicing the Phase 1 Expansion Space (completed).

•	The complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements (completed).

•	Landlord will deliver code compliant restrooms in Phase 1 Expansion Space (completed).

•	Landlord will provide a flat floor surface in suitable condition for Tenant Improvements (i.e. free of all trip hazards, etc.).

Phase 2 Expansion Space

•	Connection point installed for fire alarm system servicing the Phase 1 Expansion Space (completed).

•	The complete core fire detection system shall be installed, operating and tested in accordance with NFPA requirements (completed).

•

Landlord will provide a flat floor surface in suitable condition for Tenant Improvements (i.e. free of all trip hazards, etc.) for the Expansion Premises. Landlord will also fill in the trench drains in Phase 2 Expansion Space flush with the floor.

•	Landlord will be responsible for the removal and remediation of any hazardous materials, including excavation of soils for any future additional loading docks.

•

Landlord will provide and install (if not already installed) Rooftop HVAC Unit(s) to adequately heat and cool the Phase 2 Expansion Space to a commercial standard for office space. Rooftop units will be ready for Tenant connections (i.e. stubbed/dropped into interior). HVAC distribution shall be part of Tenant Improvements.

EXHIBIT D-1

ORIGINAL PREMISES BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent	Monthly Basic Rent
Effective Date through August 31, 2022	75,594	$20.16	$1,524,114.00	$127,009.50
September 1, 2022 through October 31, 2022	75,594	$23.06	$1,743,014.00	$145,251.17
November 1, 2022 through Prior Termination Date	75,594	$23.32	$1,762,914.00	$146,909.50

EXHIBIT D-2

PHASE 1 EXPANSION SPACE BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent		Monthly Basic Rent
Phase 1 Expansion Effective Date through October 31, 2020	10,000	$29.00	$290,000.00	*	$24,166.67	*
November 1, 2020 through October 31, 2021	17,680	$30.00	$530,400.00		$44,200.00
November 1, 2021 through October 31, 2022	17,680	$31.00	$548,080.00		$45,673.33
November 1, 2022 through October 31, 2023	17,680	$32.00	$565,760.00		$47,146.67
November 1, 2023 through October 31, 2024	17,680	$33.00	$583,440.00		$48,620.00
November 1, 2024 through October 31, 2025	17,680	$34.00	$601,120.00		$50,093.33
November 1, 2025 through October 31, 2026	17,680	$35.00	$618,800.00		$51,566.67
November 1, 2026 through October 31, 2027	17,680	$36.00	$636,480.00		$53,040.00
November 1, 2027 through October 31, 2028	17,680	$37.00	$654,160.00		$54,513.33
November 1, 2028 through October 31, 2029	17,680	$38.00	$671,840.00		$55,986.67
November 1, 2029 through Fifth Amendment Expansion Space Termination Date	17,680	$39.00	$689,520.00		$57,460.00

*

Basic Rent Abatement. Notwithstanding the foregoing and so long as Tenant is not in default under the terms of the Lease, beyond applicable notice and cure periods, Tenant shall be entitled to an abatement of Basic Rent with respect to the Phase 1 Expansion Space accruing from the Phase 1 Expansion Effective Date through the last day of the fifth (5th) calendar month thereafter (the “Basic Rent Abatement Period”). The total amount of Basic Rent with respect to the Phase 1 Expansion Space that is abated during the Basic Rent Abatement Period shall be referred to herein as the “Abated Rent”.

EXHIBIT D-3

PHASE 2 EXPANSION SPACE BASIC RENT SCHEDULE

Months of Term	Total SF	Rent PSF	Annual Basic Rent	Monthly Basic Rent
Phase 2 Expansion Effective Date through October 31, 2020	14,861	$29.00	$430,969.00	$35,914.08
November 1, 2020 through October 31, 2021	14,861	$30.00	$445,830.00	$37,152.50
November 1, 2021 through October 31, 2022	14,861	$31.00	$460,691.00	$38,390.92
November 1, 2022 through October 31, 2023	14,861	$32.00	$475,552.00	$39,629.33
November 1, 2023 through October 31, 2024	14,861	$33.00	$490,413.00	$40,867.75
November 1, 2024 through October 31, 2025	14,861	$34.00	$505,274.00	$42,106.17
November 1, 2025 through October 31, 2026	14,861	$35.00	$520,135.00	$43,344.58
November 1, 2026 through October 31, 2027	14,861	$36.00	$534,996.00	$44,583.00
November 1, 2027 through October 31, 2028	14,861	$37.00	$549,857.00	$45,821.42
November 1, 2028 through October 31, 2029	14,861	$38.00	$564,718.00	$47,059.83
November 1, 2029 through Fifth Amendment Expansion Space Termination Date	14,861	$39.00	$579,579.00	$48,298.25

EXHIBIT E

FORM SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                         ,

Tenant

AND

CANADIAN IMPERIAL BANK OF COMMERCE,

acting through its New York Branch,

as Administrative Agent

County:	Middlesex
State:	Massachusetts

Premises:	41 Seyon Street and 43 Foundry Avenue
Waltham, Massachusetts

Dated: as of             , 201

Record and return by mail to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Thomas McGovern

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this      day of             , 2019, by and among HRE-S CENTERPOINT, LLC, a Delaware limited liability company (“Landlord”), CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch (“Administrative Agent”), as Administrative Agent for the Lenders (defined below), and                      (“Tenant”).

RECITALS:

A.    Tenant has executed that certain Lease dated as of October 10, 2001, as amended by that certain Letter Agreement dated May 7, 2002, that certain First Amendment to Lease dated as of June 29, 2011, that certain Second Amendment to Lease dated as of January 11, 2013, that certain Third Amendment to Lease dated as of September 26, 2013, that certain Fourth Amendment dated as of March 14, 2014, and that certain Fifth Amendment dated as of May     , 2019 (collectively, with the amendment} thereto, the “Lease”), with West Seyon LLC, predecessor-in-title to Landlord, as lessor, covering the premises described in the Lease consisting of approximately a 93,274 rentable square foot space (the “Premises”) in that certain building located at 41 Seyon Street, Waltham, Massachusetts (the “Property”) and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B.    Certain lenders (the “Lenders”) have made (or agreed to make) a loan to Landlord secured by a mortgage encumbering the Property and an assignment of Landlord’s interest in the Lease (said mortgage, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the “Security Instrument”) in favor of Administrative Agent on behalf of the Lenders; and

C.    Tenant and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1.    The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Security Instrument and the lien created thereby.

2.    Tenant agrees to deliver to Administrative Agent, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the lease, Administrative Agent shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, within a reasonable period provided Administrative Agent is proceeding with due diligence to cure such default. In such event, Tenant shall not terminate the Lease while such remedies are being diligently pursued by Administrative Agent. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Administrative Agent (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Administrative Agent is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, “Foreclosure”). Tenant hereby agrees that no action taken by Administrative Agent to enforce any rights under the Security Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3.    So long as Tenant is not in default under the Lease, beyond all applicable notice and cure periods, Administrative Agent shall not disturb Tenant’s possession and occupancy of the Premises during the term of the Lease.

4.    If Administrative Agent or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a “Successor Owner”) succeeds to the interest of Landlord under the Lease, so long as Tenant is not in default under the Lease, beyond all applicable notice and cure periods, the Lease will continue in full force and effect. Thereupon, Successor Owner shall recognize the Lease and Tenant’s rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease. Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to any Foreclosure, as defined herein and shall not apply to any transfer of the Property by Successor Owner following such Foreclosure. In consideration of the foregoing, Administrative Agent agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the conveyance of the Property by Successor Owner following such Foreclosure. Furthermore, Tenant expressly confirms to Administrative Agent that any acquisition of title to all or any portion of the Property pursuant to Tenant’s exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Security Instrument.

5.    Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

a.    liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom, provided the foregoing shall not relieve Successor Owner for damages arising out of any continuation of any default of Landlord, or of the obligation to cure such default, after the Successor Owner takes title to the Property, provided that Successor Owner receives written notice of such default and the opportunity to cure as may be set forth in the Lease; or

b.    subject to any offsets or defenses which Tenant might have as to Landlord or any prior landlord unless Administrative Agent has failed to cure any default by Landlord as herein provided; or

c.    required or obligated to credit Tenant with any rent or additional rent for any rental period paid to Landlord more than thirty (30) days in advance; or

d.    except for the amendments and modifications described in the recitals, bound by any amendment or modification of the Lease made without Lenders’ prior written consent and not otherwise permitted under the Security Instrument, provided, however, that Lenders’ consent shall not be required for nonmaterial amendments or modifications that are made, consistent with the terms of the Lease applicable thereto, in connection with rights expressly granted to Tenant under the Lease; or

e.    liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Administrative Agent.

6.    Tenant agrees that, without the prior written consent of Administrative Agent in each case, Tenant shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, except to the extent consistent with the terms of the Lease applicable thereto, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Administrative Agent the notice and cure period required by this Agreement, or except in connection with the exercise of any enumerated rights of Tenant in connection with a casualty expressly set forth in the Lease), (b) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

7.    To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

8.    Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Administrative Agent shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed by Administrative Agent, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease. Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Administrative Agent.

9.    Nothing in this Agreement shall impose upon Administrative Agent any liability for the obligations of Landlord under the Lease unless and until Administrative Agent takes title to the Property. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest owned by Successor Owner in the Property, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner.

10.    Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Administrative Agent may be party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

11.    EACH OF TENANT, ADMINISTRATIVE AGENT AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.    The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, “Administrative Agent”, “Landlord” and “Tenant” shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

13.    All notices and all other communication with respect to this Agreement shall be directed as follows: if to Administrative Agent, 200 West Madison Avenue, Suite 2610, Chicago, Illinois 60606, Attention: Real Estate Group, or such other address as Administrative Agent may designate in writing to Tenant; and, if to Tenant, at the address set forth in the Lease or at such other address as tenant may designate in writing to Administrative Agent. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery or upon refusal thereof. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time.

14.    This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

15.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement shall terminate and be of no further force or effect on the earlier to occur of (i) the discharge or termination of the mortgage, and (ii) the expiration or termination of the Lease (provided that any such termination was not in violation of the terms of the Lease or this Agreement).

16.    This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch, as Administrative Agent for the Lenders

By:
Name:
Title:

REPLIGEN CORPORATION, a Delaware corporation

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD

HRE-S CENTERPOINT, LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
) SS.
COUNTY OF	)

On the      day of          in the year 201   , before me, the undersigned, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that [s/he] executed the same in his capacity as Authorized Signatory, of CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Branch as Administrative Agent for the Lenders, and that by [her/his] signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
My commission expires:

ACKNOWLEDGMENT

STATE OF	)
) SS.
COUNTY OF	)

I, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                      as                      of HRE-S CENTERPOINT, LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said entities for the uses and purposes therein set forth.

Notary Public

My commission expires:

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS	)
) SS.
COUNTY OF		)

I, a Notary Public in and for said County, in the Commonwealth aforesaid, DO HEREBY CERTIFY that                      as                      of Repligen Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that he or she signed and delivered said instrument as his or her own free and voluntary act and as the free and voluntary act of said                     , for the uses and purposes therein set forth.

Notary Public

My commission expires:

EXHIBIT A TO SNDA

Legal Description of Property

Parcel 1

The land in Waltham, Middlesex County, Massachusetts, situated on Seyon Street and Foundry Street, and being shown as the “Remaining Lot Area” on a plan entitled, “ANR Subdivision Plan in Waltham, Massachusetts” prepared by DGT Survey Group dated March 1, 2017, and recorded with the Middlesex South District Registry of Deeds as Plan No. 288 of 2017.

ALSO DESCRIBED AS SURVEYOR’S LEGAL DESCRIPTION:

A CERTAIN PARCEL OF LAND IN WALTHAM, MIDDLESEX COUNTY, MASSACHUSETTS, WESTERLY OF SEYON STREET, NORTHERLY OF BOSTON AND MAINE RAILROAD, EASTERLY OF WILLOW STREET AND SOUTHERLY OF GROVE STREET, BEING SHOWN AS “REMAINING LOT AREA” ON A PLAN ENTITLED “190 WILLOW STREET, ANR SUBDIVISION PLAN IN WALTHAM, MASSACHUSETTS, MIDDLESEX COUNTY”, DATED MARCH 1, 2017, PREPARED BY DGT SURVEY GROUP, RECORDED WITH MIDDLESEX SOUTH REGISTRY OF DEEDS (PLAN 288 OF 2017) AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE WESTERLY SIDE OF SEYON STREET WITH THE NORTHERLY SIDE OF THE BOSTON AND MAINE RAILROAD LOCATION, THENCE RUNNING N 52-08-34 W 203.28 FEET TO A POINT OF CURVATURE; THENCE WESTERLY 20.00 FEET BY A CURVE TO THE LEFT OF 1750.76 FOOT RADIUS TO A POINT OF NON-TANGENCY, THE LAST TWO COURSES BEING BY LAND NOW OR FORMERLY OF BOSTON & MAINE CORPORATION; THENCE S 37-12-10 W 16.50 FEET IN PART BY SAID LAND OF BOSTON & MAINE CORPORATION AND IN PART BY LAND NOW OR FORMERLY OF COLONIAL SHOPPING CENTER, INC. TO A POINT OF NON-TANGENCY; THENCE WESTERLY 119.43 FEET BY A CURVE TO THE LEFT OF 1734.26 FOOT RADIUS TO A POINT OF COMPOUND CURVATURE, BEING BY SAID LAND OF COLONIAL SHOPPING CENTER, INC.; THENCE WESTERLY 234.26 FEET BY A CURVE TO THE LEFT OF 1121.09 FOOT RADIUS TO A POINT OF NON-TANGENCY, BY SAID LAND OF COLONIAL SHOPPING CENTER, INC.; THENCE N 26-07-16 E 132.80 FEET THENCE N 63-52-29 W 325.01 FEET THENCE S 85-47-56 E 169.05 FEET TO A POINT BY LAND NOW OR FORMERLY OF ANTHONY G. CARDILLO, JR., THE LAST 3 COURSES BEING BY LAND NOW OR FORMERLY OF STORAGE ACQUISITION WALTHAM WILLOW STREET, LLC; THENCE N 63-36-26 W 100.02 FEET BY LAND OF ANTHONY G. CARDILLO, JR., TO THE EASTERLY SIDE OF WILLOW STREET; THENCE N 26-44-06 E 185.87 FEET BY WILLOW STREET TO A POINT OF CURVATURE AT FOUNDRY AVENUE; THENCE EASTERLY 15.60 FEET BY A CURVE TO THE RIGHT OF 10.00 FOOT RADIUS TO A POINT OF NON-TANGENCY; THENCE S 63-52-04 E 454.36 FEET THE LAST TWO COURSES BEING BY THE SOUTHERLY SIDE OF FOUNDRY AVENUE; THENCE N26-07-56 E 40.00 FEET BY THE EASTERLY END OF FOUNDRY AVENUE; THENCE N 63-52-04 W 192.40 FEET BY THE NORTHERLY SIDE OF FOUNDRY AVENUE; THENCE N 26-17-50 E 293.83 FEET IN PART BY LAND NOW OR FORMERLY OF JOHN SOTTILE, IN PART BY LAND NOW OR FORMERLY OF NAVIENS LANE NOMINEE TRUST, IN PART BY THE EASTERLY END OF NAVIENS LANE, IN PART BY LAND NOW OR FORMERLY OF PAK CHAU CHAN AND CHAN VUONG AND IN PART BY LAND NOW OR FORMERLY OF ANJO REALTY TRUST; THENCE S 62-14-54 E 250.01 FEET TO A STONE BOUND; THENCE S 62-14-54 E 32.02 FEET THENCE S 63-59-24 E 8.00 FEET TO A STONE BOUND; THENCE S 64-11-52 E 316.29 FEET TO A STONE BOUND WITH DRILL HOLE; THENCE N 25-58-32 E 612.17 FEET TO THE SOUTHERLY SIDE OF THE 1971 LAYOUT OF GROVE STREET, THE LAST FIVE COURSES BEING BY LAND NOW

OR FORMERLY OF STANDARD THOMSON CORPORATION; THENCE S 67-07-36 E 516.92 FEET TO A POINT OF CURVATURE; THENCE EASTERLY 90.21 FEET BY A CURVE TO THE LEFT OF 1942.98 FOOT RADIUS TO A ROUNDING AT SEYON STREET, THE LAST TWO COURSES BEING BY GROVE STREET; THENCE EASTERLY AND SOUTHERLY 59.26 FEET BY A CURVE TO THE RIGHT OF 30.00 FOOT RADIUS BY SAID ROUNDING AT SEYON STREET TO THE WESTERLY SIDE OF SEYON STREET; THENCE S 43-23-26 W 753.60 FEET BY THE WESTERLY SIDE OF SEYON STREET; THENCE S 40-33-56 W 553.97 FEET TO THE POINT OF BEGINNING, THE LAST TWO COURSES BEING BY SEYON STREET.

SAID PARCEL CONTAINS 927,673 SQ. FT. OR 21.296 ACRES MORE OR LESS.

PROPERTY ADDRESS: 41 Seyon Street and 43 Foundry Street, Waltham, MA